UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

indie Semiconductor, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 17, 2026

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2026 Annual Meeting of Stockholders of indie Semiconductor, Inc., which will be held virtually on May 28, 2026, commencing at 9:00 a.m., Pacific Time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In order to attend or vote at the Annual Meeting, you must register in advance at https://web.viewproxy.com/indi/2026 prior to the deadline of May 26, 2026 at 5:00 p.m., Pacific Time. Upon completing your registration, you will receive further instructions via email, including your unique link and event password that will allow you access to the meeting, to submit questions during the meeting and to vote at the meeting. Questions related to the Annual Meeting or voting matters can be submitted during the registration process. You will not be able to attend the Annual Meeting in person.

All of our stockholders as of the record date, March 30, 2026, are entitled to attend and vote at the Annual Meeting by following the registration process described above. If you were a beneficial holder as of the record date (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting or for stockholders of record to vote your shares at the virtual meeting if you wish to do so.

Sincerely yours,

David Aldrich

Chairman of the Board

INDIE SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2026

Notice is hereby given that the Annual Meeting of Stockholders of indie Semiconductor, Inc., a Delaware corporation, will be held virtually on May 28, 2026, at 9:00 a.m., Pacific Time. The meeting can be accessed via the link provided following registration where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions on page 3 of the attached Proxy Statement. You will be required to register in advance at https://web.viewproxy.com/indi/2026 prior to the deadline of May 26, 2026 at 5:00 p.m., Pacific Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in with the link provided upon registration. We believe that a virtual Annual Meeting provides greater access to those who want to attend and therefore have chosen this format over an in-person meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.
To elect three Class II directors to our Board of Directors for terms expiring at the 2029 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
2.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
3.
To approve an amendment to the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 17,000,000 shares;
4.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class II directors (Proposal One); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (Proposal Two); “FOR” the amendment to the 2021 Plan (Proposal Three); and “FOR” ratification of the appointment of the independent registered public accounting firm for fiscal 2026 (Proposal Four).

This year we are using the internet as our primary means of furnishing our proxy materials to stockholders. Accordingly, most stockholders will not receive printed copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the internet (the “Notice”). This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in indie. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials. We encourage you to review the proxy materials and vote your shares.

Our Board of Directors has fixed the close of business on March 30, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours.

If you were a beneficial holder as of March 30, 2026 (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting, which you may upload during the registration process.

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Pacific Time, on May 28, 2026. Please allow ample time for online check-in, which will begin at 8:45 a.m., Pacific Time, on May 28, 2026.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or completing, dating, signing and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “General Information - Voting Methods” beginning on page 4 of the attached Proxy Statement.

By Order of the Board of Directors,

Audrey Wong

Secretary

Aliso Viejo, California

April 17, 2026

i

INDIE SEMICONDUCTOR, INC.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2026

GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors of indie Semiconductor, Inc., a Delaware corporation, for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 9:00 a.m., Pacific Time, on May 28, 2026. The meeting can be accessed via your unique link and event password provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information - Attendance at the Virtual Annual Meeting” beginning on page 3 of the attached Proxy Statement. You will be required to register in advance at https://web.viewproxy.com/indi/2026 prior to the deadline of May 26, 2026 at 5:00 p.m., Pacific Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in via the link provided upon registration.

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. We are a Delaware corporation that is a holding company for Ay Dee Kay LLC d/b/a indie Semiconductor, a California limited liability company (“ADK LLC”). ADK LLC is our primary operating entity, and its consolidated subsidiaries include wholly-owned subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, and Ay Dee Kay Limited, a private limited company incorporated under the laws of Scotland, emotion3D GmbH, a limited liability company incorporated under the laws of Austria, indie semiconductor Germany GmbH, Symeo GmbH and indie Semiconductor FFO GmbH, which was previously known as Silicon Radar GmbH, all of which are private limited liability companies incorporated under the laws of Germany, indie Technologies Switzerland AG, which was previously known as Exalos AG, a company limited by shares organized under the laws of Switzerland, indie Photonics Canada Inc., which was previously known as TeraXion Inc. and Geo Semiconductor Canada Inc., both incorporated under the laws of Canada, indie Semiconductor Israel Ltd., a private limited company incorporated under the laws of Israel, Ay Dee Kay S.A., a limited liability company incorporated under the laws of Argentina, indie Semiconductor Morocco, a limited liability company under the laws of Morocco, indie Semiconductor Japan KK, a limited liability company under the laws of Japan, indie China Technology Co., Ltd (Shanghai), a private limited company incorporated under the laws of People’s Republic of China, Wuxi indie Microelectronics (“Wuxi”), a Chinese entity with approximately 59% voting controlled and approximately 34% owned by the Company as of December 31, 2025 and Wuxi’s wholly-owned subsidiaries, indie Semiconductor Suzhou, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “indie” and the “Company” and similar references refer to ADK LLC and its consolidated subsidiaries. Throughout this Proxy Statement, unless otherwise noted or unless the context otherwise requires, “Thunder Bridge II” refers to Thunder Bridge Acquisition II, Ltd. prior to the consummation of the combination of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement (“MTA”), dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc., ADK LLC, and the other parties named therein. The term “Board” refers to our Board of Directors.

This Proxy Statement and our Annual Report for the year ended December 31, 2025 (the “Annual Report”) are available to stockholders at https://web.viewproxy.com/indi/2026. On or about April 17, 2026, we will begin mailing to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. If you receive the Notice and you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 28, 2026:

The Notice of Annual Meeting, this Proxy Statement, proxy card and our Annual Report are available for viewing and downloading at https://web.viewproxy.com/indi/2026.

Voting Rights

We have two classes of common stock: Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and Class V common stock, par value $0.0001 per share (“Class V Common Stock,” and together with the Class A Common Stock, “Common Stock”), which each has one vote per share. The Class A Common Stock and Class V Common Stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents.

The close of business on March 30, 2026 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 210,687,816 shares of Class A Common Stock and 15,915,147 shares of Class V Common Stock. There are no cumulative voting rights in connection with the election of directors.

Quorum

For each proposal to be considered at the Annual Meeting, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” (as described below) will be treated as present for purposes of determining a quorum.

Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting, provided you have properly registered for the meeting by the registration deadline. If you hold unvested shares of restricted stock granted under our equity incentive plan, you will be deemed to be a stockholder of record of those shares.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. In order to vote at the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

Attendance at the Virtual Annual Meeting

The Annual Meeting will be conducted completely online via the internet. Stockholders as of the record date may attend and participate in the meeting by clicking on the link provided in your invite, which will be delivered to you via email upon registration. In order to participate in the Annual Meeting, you must register in advance at https:// web.viewproxy.com/indi/2026 by May 26, 2026 at 5:00 p.m., Pacific Time. Upon completing your registration, you will receive further instructions via email, including your unique link and event password that will allow you access to the meeting and to submit questions during the meeting.

To access the Annual Meeting, you will need the event password that will be provided upon registration. If you have misplaced your event password or virtual control number (which is required if you plan to vote during the Annual Meeting), please email

virtualmeeting@viewproxy.com or call 1-866-612-8937 or refer to the trouble shooting directions contained in the link provided to you upon completing the registration process, as well as the link sent to you the day of the meeting.

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Pacific Time, on May 28, 2026. Please allow ample time for online check-in, which will begin at 8:45 a.m., Pacific Time, on May 28, 2026.

Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided upon registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend and improve our ability to communicate more effectively with our stockholders during the meeting.

Voting Methods

The procedures for voting are as follows:

Stockholder of Record. If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.

•
By Mail: To vote using the proxy card (if you received a printed copy of the proxy materials for the Annual Meeting), simply complete, sign and date the proxy card and return it promptly in the envelope provided. If we receive your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
Via the Internet: To vote through the internet, go to www.AALvote.com/indi and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on May 27, 2026.
•
By Telephone: To vote by telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on May 27, 2026.
•
In Person: To vote at the Annual Meeting, attend and vote at the virtual Annual Meeting while the polls are open via the unique link and event password provided upon registration. You also will need the virtual control number included on your proxy card to vote during the meeting,

Beneficial Owner. If you are a beneficial owner of shares registered in the name of your broker, trustee, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. In order to vote at the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting. If you have properly submitted a legal proxy, you may vote at the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email to vote during the meeting).

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of three Class II directors for terms expiring at the 2029 Annual Meeting of Stockholders, (2) the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, (3) the approval of the amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder, (4) the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and (5) such other business as may properly come before the Annual Meeting.

With regard to Proposal One (Election of Directors), shares of our Common Stock may be voted for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board

and approved by the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast with the shares of Class A Common Stock and Class V Common Stock voting together as a single class. The three nominees receiving the greatest number of votes will be elected for a term expiring at the 2029 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Votes that are withheld and broker non-votes are not votes “FOR” a director nominee and therefore will have no effect on the outcome of Proposal One.

With regard to Proposal Two (Say on Pay), the affirmative vote of the holders of a majority of the total shares of Common Stock present or represented at the meeting and voting affirmatively or negatively on the proposal is required to approve the compensation of our named executive officers, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of Proposal Two.

With regard to Proposal Three (Amendment to the 2021 Omnibus Equity Incentive Plan), the affirmative vote of the holders of a majority of the total shares of Common Stock present or represented at the meeting and voting affirmatively or negatively on the proposal, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to approve the amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance thereunder. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of Proposal Three.

With regard to Proposal Four (Auditor Ratification), the affirmative vote of the holders of a majority of the total shares of Common Stock present or represented at the meeting and voting affirmatively or negatively on the proposal, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to ratify the appointment of KPMG as our independent registered public accounting firm. Under applicable stock exchange rules, we expect that brokerage firms will have the authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes (as described below) on this matter. Abstentions and broker non-votes, if there are any, are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of Proposal Four. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the Audit Committee of the Board will consider such results.

Treatment of Voting Instructions

If you provide specific voting instructions, then your shares will be voted as instructed.

If you hold your shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends that you vote “FOR” all the nominees listed in Proposal One, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement in Proposal Two, “FOR” the approval of the amendment to the 2021 Plan in Proposal Three and “FOR” ratification of the appointment of the independent registered public accounting firm in Proposal Four, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, the persons identified as having the authority to vote the proxies will vote on such matters in their own discretion.

If you hold your shares through a broker, trustee or other nominee (i.e. in “street name”), you may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Under applicable stock exchange rules, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal Four (Auditor Ratification) is expected to be considered routine under applicable stock exchange rules, while each of the other proposals to be submitted to a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, we expect your broker may exercise its discretion to vote on Proposal Four at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual

Meeting and will be voted on Proposal Five in the manner directed by your broker, as applicable, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to most of our stockholders to instruct how to access and review the Proxy Statement and Annual Report over the internet at https://web.viewproxy.com/indi/2026. The Notice also instructs stockholders on how they may submit their proxy over the internet or via phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.

Costs of Proxy Solicitation

indie will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or any other means. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance

We have established corporate governance practices designed to serve the best interests of indie and our stockholders. Our current Code of Business Conduct and Ethics, Code of Ethics for Principal Financial Officers, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at investors.indie.inc under the heading “Governance.”

Set forth below is information regarding the meetings of the Board during 2025, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board

Board Composition. Our business affairs are managed under the direction of the Board. The Board currently consists of eight members, six of whom qualify as independent within the meaning of the corporate governance listing rules of The Nasdaq Stock Market LLC (Nasdaq).

Our Board is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the number of directors on our Board may be changed from time to time by a resolution of our Board. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. The classification of our Board may have the effect of delaying or preventing changes in control of us.

There are no family relationships among any of our directors or officers.

Meetings of the Board. The Board met seven times during the fiscal year ended December 31, 2025. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees. Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members of these committees are appointed by the Board and serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee. The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.indie.inc under the heading “Governance.” The Audit Committee is responsible for, among other things:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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assessing the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;
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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management, compliance and cybersecurity;
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reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures;
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reviewing and approving related person transactions; and
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approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee met eight times during the fiscal year ended December 31, 2025. The current members of the Audit Committee are Sonalee Parekh, David Aldrich, Diane Biagianti, and Jeffrey Owens. Ms. Parekh serves as Chairperson of the Audit Committee. Each of the members of our Audit Committee satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and listing rules of Nasdaq. The Board has determined that Mses. Biagianti and Parekh are “audit committee financial experts,” as that term is defined in SEC rules.

Compensation Committee. The Compensation Committee operates under a written charter, a copy of which is available on our investor website at investors.indie.inc under the heading “Governance.” The Compensation Committee is responsible for, among other things:

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reviewing, approving and determining the compensation of our officers, including our Chief Executive Officer, and key employees;
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evaluating compensation, including equity awards, to directors for service on the Board or any committee thereof and recommending to the full Board the appropriate level of compensation;
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reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans;
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administering our equity compensation plans; and
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establishing and reviewing general policies relating to compensation and benefits of our employees, including our clawback policy.

The Compensation Committee met five times during the fiscal year ended December 31, 2025. The current members of the Compensation Committee are David Aldrich, Diane Brink, Karl-Thomas Neumann and Sonalee Parekh. Mr. Aldrich serves as Chairperson of the Compensation Committee. Each of the members of our Compensation Committee meet the requirements for independence under the applicable rules and regulations of the SEC and listing rules of Nasdaq. For more information on the Compensation Committee, see “Corporate Governance Policies - Consideration and Determination of Executive and Director Compensation.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our investor website at investors.indie.inc under the heading “Governance.” The Nominating and Corporate Governance Committee is responsible for, among other things:

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identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;
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evaluating the performance of the Board, its committees, and of individual directors;
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considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
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reviewing developments in corporate governance practices;
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evaluating the adequacy of the corporate governance practices and reporting
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reviewing the Company’s strategy, initiatives and programs relating to matters of corporate responsibility and sustainability; and
•
developing, and making recommendations to the Board regarding, corporate governance guidelines and governance matters.

In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board. Each director is expected to be an individual of high character, mature judgment and integrity. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including term limits or age limits, as well as the director’s past attendance at meetings, participation in and contributions to the activities of the Board and indie and other qualifications and characteristics set forth in the committee’s charter.

The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (i) dedicate sufficient time, energy and attention to promote the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our Bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Ethics.

The Board believes in bringing a mix of backgrounds and viewpoints to the Board and desires that its directors and nominees possess critical skills and experience in the areas of semiconductor design and marketing, automotive, manufacturing, and finance. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as differences of viewpoint, personal characteristics, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Board also believes having directors of varied skills and experiences, contributes to a balanced and effective Board. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers the needs of the Board as a whole, with the goal of creating a Board that best serves the needs of the Company and the interests of its stockholders.

The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Secretary together with information about the director candidate and the stockholder making the recommendation that would otherwise be required by the terms of our Bylaws if the stockholder was nominating the individual for election to our Board. To be timely, a stockholder’s notice shall be delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The Nominating and Corporate Governance Committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on the Board.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2025. The current members of the Nominating and Corporate Governance Committee are Diane Brink, Diane Biagianti and Jeffrey Owens. Diane Brink serves as Chairperson of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules of Nasdaq.

Board Qualifications

We believe our directors possess the appropriate range and depth of expertise and experience to effectively oversee our operations, risk and long-term strategy. The Nominating and Corporate Governance Committee has determined that it is important for an effective Board to have directors with a balance of qualifications, skills and experience. The following Board profile provides a high-level overview of certain skills and experience of our directors serving as of the date of this Proxy Statement.

Skills & Experience	Aldrich	Aoki	Biagianti	Brink	McClymont	Neumann	Owens	Parekh
Executive Leadership	X	X	X	X	X	X	X	X
Regulatory and Compliance			X
Corporate Governance	X	X	X	X	X	X	X	X
Public Company Board Experience	X			X	X	X	X
Finance / Financial Expertise	X	X	X		X		X	X
M&A / Strategic Growth	X	X	X	X	X	X	X	X
Human Capital Management	X	X	X		X
Cybersecurity / IT	X		X	X			X	X
Sales and Marketing	X			X	X
Operations / Supply Chain	X	X		X	X	X	X	X
Technology / Industry Experience	X	X			X	X	X	X
Sustainability and Culture			X	X

(1)
Executive Leadership: Has held senior leadership position(s) over an extended period and possesses leadership qualities or the ability to identify such qualities in others, or otherwise demonstrated practical understanding of organizations, process, strategy, and risk management.
(2)
Regulatory and Compliance: Experience in governmental policy, legal knowledge, or experience with compliance and regulatory issues.

(3)
Corporate Governance: Experience that supports strong board and management accountability, transparency and protecting stockholder interests.
(4)
Public Company Board Experience: Prior or current experience serving on the board of a public company, other than indie Semiconductor, Inc., with an understanding of corporate board dynamics and operations, the relationship of a board to the CEO and other members of management, and how to oversee an evolving and complex mix of strategic, operational, and compliance-related matters.
(5)
Finance / Financial Expertise: Knowledge of financial markets, financing and funding operations, tax, investments and capital allocation, or knowledge of accounting, financial reporting, and internal control processes.
(6)
M&A / Strategic Growth: Experience and success in growing a business or establishing businesses, whether organically or through acquisitions.
(7)
Human Capital Management: Experience attracting, motivating, and retaining top candidates for positions at the Company, evaluating performance and compensation of senior management, and overseeing strategic human capital planning.
(8)
Cybersecurity / IT: Experience managing cybersecurity and information security risks to bring knowledge and guidance to the Board in its oversight of the Company’s cybersecurity / information security risks.
(9)
Sales and Marketing: Experience in identifying and developing new customers and markets, sales management and/or marketing communications and brand marketing.
(10)
Operations / Supply Chain: Experience with global operations and customers and/or supply chain expertise.
(11)
Technology Industry Experience: Experience in technology, automotive or semiconductor industries, or the industries of the Company’s customers/suppliers, or engineering experience offering insight into the technology that underlies the Company’s products.
(12)
Sustainability & Culture: Knowledge or experience that contributes to the Board’s understanding of one or more environmental, social and governance matters affecting the Company’s business, employees, customers and suppliers, and investors.

Director Independence

Our Class A Common Stock is listed on Nasdaq Capital Market. Under the listing rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the listing rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and listing rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that each of Messrs. Aldrich, Neumann, and Owens, and Mses. Biagianti, Brink, and Parekh are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act. Messrs. Aoki and McClymont are not considered independent due to their positions with the Company.

Our Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors, including the chief executive officer. Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below. The Company and the Board, through the Nominating and Corporate Governance Committee, regularly review and evaluate our corporate governance principles and practices.

Code of Ethics. Our Code of Business Conduct and Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, officers and employees. We also have a Code of Ethics for Principal Financial Officers that applies to our chief executive officer, chief financial officer, controller and other persons performing similar functions that supplements our Code of Ethics. Our Code of Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Code of Ethics is available on our investor website at investors.indie.inc under the heading “Governance.” We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of its stakeholders (including its stockholders, employees, customers, business partners and community), and to ensure a common set of expectations as to how the Board and its various committees, individual directors and management should perform their functions. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our investor website at investors.indie.inc under the heading “Governance.”

Stock Ownership Requirements. In March 2023, our Board established minimum stock ownership guidelines for non-employee directors and Section 16 executive officers.

Under these guidelines, non-employee directors are required to own shares of Company stock having a value equal to at least five times the base annual cash retainer offered equally to all non-employee directors for service as a director (excluding any retainers paid for service as Chairman of the Board or on a committee). The base annual cash retainer for directors is currently $75,000, and therefore directors are currently required to own Company stock with a value of at least $375,000. These guidelines went into effect on March 16, 2023, and each director is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date a person is appointed as a director of the Company. Directors are required to retain half of the shares of Company stock derived from awards of RSUs that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

These guidelines also require our Chief Executive Officer to own shares of Company stock having a value equal to at least six times his annual base salary, and each of our other Section 16 executive officers to own shares of Company stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested equity awards are not considered owned by the executive for purposes of these guidelines. These guidelines went into effect on March 16, 2023, and each Section 16 executive officer is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date he or she is appointed as a Section 16 executive officer of the Company. Section 16 executive officers are required to retain half of the shares of Company stock derived from equity awards that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

Board Leadership Structure. Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairman, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

Board Evaluation. The Board conducts an annual evaluation of its performance, which is overseen by the Nominating and Corporate Governance Committee. The process includes self-evaluations. It also includes one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee as necessary. Results of the evaluation are formally presented to the Board and the Board discusses its performance. In addition, the Nominating and Corporate Governance

Committee reviews director skills, including the director skills matrix, on an annual basis to assess the overall skills, experience, perspectives, independence and knowledge required to competently discharge the Board’s duties.

Board Service Limits. The Board has set a limit on the number of public company boards on which a director may serve to two for our directors who also hold management roles and four for all other directors, including service on the indie Board. The Nominating and Corporate Governance Committee and the full Board also take into account the nature of a director’s service on other boards and the time involved in such service in evaluating the suitability of individual directors for new or existing positions and in making its recommendations to our stockholders.

Board Tenure. The Board has not set term limits on director service. The Board believes the annual assessment of the Board’s performance provides each director a convenient opportunity to confirm his/her desire to continue as a member of the Board. Directors will not be nominated for election to the Board after their seventy-fifth (75th) birthday, although the full Board may waive this requirement on a case-by-case basis under appropriate circumstances after concluding that it would be in the best interest of the Company and its stockholders.

Change of Principal Occupation or Association. When a director’s principal occupation or business association changes substantially during his or her tenure as director, such director is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education. We offer internal and external course selections for new-director orientation as well as continuing education. Directors who attend director education programs report back to the entire Board on key learnings.

Director Attendance at Annual Meetings of Stockholders. Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our 2025 Annual Meeting of Stockholders.

Risk Management and Board Risk Oversight. indie’s management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the risks central to our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our General Counsel and with management, to discuss the Company’s major financial, enterprise and cybersecurity risk exposures, and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial , enterprise and cybersecurity risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee, and governance related risk from the Nominating and Corporate Governance Committee.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.

Succession Planning. The Board plans for succession to the position of the Chairman of the Board, the position of Chief Executive Officer and other senior management positions to help ensure continuity of leadership. The Chief Executive Officer provides the Board with an assessment of other senior managers and their potential as a suitable successor. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions. The Nominating and Corporate Governance Committee has primary responsibility for developing a succession plan and making recommendations on director succession matters. The Nominating and Corporate Governance Committee will determine the appropriate and desirable mix of characteristics, expertise, skills, and breadth of experience for the Board and each of its Committees, taking into account the qualifications of both existing directors and opportunities to nominate others for election and in support of the Company’s strategic plan.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses an objective evaluation of each executives’ performance and responsibilities, the Chief Executive Officer’s recommendations on the performance of his executive team and overall company performance in its decision-making process. In addition, the Compensation Committee has engaged Aon’s Human Capital Solutions practice (“Aon”), an independent compensation consultant to advise regarding the status of indie’s executive officer compensation relative to market competitive practices at comparable benchmark companies. Aon does not provide any additional services to us other than its work advising the Compensation Committee with respect to executive officer compensation, and the Compensation Committee does not believe Aon’s work has raised any conflict of interest.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

•
evaluating employee performance;
•
preparing information for Compensation Committee meetings;
•
establishing business performance targets and objectives;
•
providing background information regarding indie’s strategic objectives; and
•
recommending salary and incentive levels and equity awards.

From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, the Compensation Committee reviews the performance of indie’s Chief Executive Officer and makes recommendations on compensation levels, and indie’s Chief Executive Officer reviews the performance of senior management team and makes recommendation on their compensation levels. The General Counsel advises the Compensation Committee on legal matters and prepares documents for the Compensation Committee’s consideration. In addition, these officers answer questions posed by the Compensation Committee. Also, the Board has delegated authority to indie’s Chief Executive Officer to grant equity awards to employees other than executive officers, subject to certain parameters.

Restrictions on Short Sales or Speculative Transactions by All Directors and Employees. The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our security holders or otherwise give the appearance of impropriety. Therefore, directors, officers, and employees of indie and its affiliates, whether or not in possession of material non-public information, are generally prohibited from: (i) trading in options, warrants, puts and calls or similar instruments on our securities on margin, and (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). Please also see "Executive Compensation - Anti-Hedging and Anti-Pledging Policy" for further discussion on the Company’s policies regarding hedging and pledging transactions.

Committee Authority to Retain Independent Advisors. The charter of each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee provides that each committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by indie.

Communications with Directors. Stockholders who would like to send communications to our Board may do so by submitting such communications to our Secretary at indie Semiconductor, Inc., 32 Journey, Aliso Viejo, California 92656. Stockholders may direct such communications to the Chair, any other individual director or the Board as a group. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board requests that certain items which are unrelated to the duties and responsibilities of the Board be excluded. The Secretary will not forward to the Board junk mail, job inquiries, business solicitations, offensive or otherwise inappropriate materials.

2025 Director Compensation

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to each non-employee director for all services rendered in all capacities to our Company, or any of its subsidiaries, for the last fiscal year.

Name	Fees Earned or Paid in Cash (1)(2)	Stock Awards (3)	Total
David Aldrich (4)(5)	$67,503	$175,001	$242,504
Diane Biagianti (4)(5)	$56,251	$175,001	$231,252
Diane Brink (4)(5)	$67,505	$175,001	$242,506
Karl-Thomas Neumann (4)	$56,250	$175,001	$231,251
Jeffrey Owens (4)(5)	$56,253	$175,001	$231,254
Sonalee Parekh (4)(5)	$67,501	$175,001	$242,502

(1)
Under our director compensation plan effective June 22, 2022 (Non-Employee Director Compensation Program), our non-employee directors are each paid an annual cash retainer of $75,000 and an additional $15,000 cash retainer for each committee chair position. Mr. Aldrich, and Mses. Brink and Parekh serve as the chair of the Compensation Committee, the Nominating and Corporate Governance Committee and Audit Committee, respectively.
(2)
Effective September 1, 2024 through March 31, 2025, all directors voluntarily elected to forgo their respective quarterly cash retainer payment.
(3)
Under our Non-Employee Director Compensation Program, our non-employee directors are granted an (i) initial equity grant of $225,000 in restricted stock units that vest over three years and (ii) annual equity grant of $175,000 in RSUs that vest over one year with each director being eligible for such annual grant only after one year of service and each such grant being made immediately following our Annual Stockholders’ Meeting each year. On June 4 2025, each non-employee director received a grant of 59,932 RSUs that had a grant date fair value of $175,001. The RSUs vest upon the earlier of June 13, 2026 or the date of the Company’s 2026 Annual Meeting of Stockholders.
(4)
The fair value of these awards represents the grant date fair value of the stock awards as determined under the provisions of ASC 718. Such fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, each of our non-employee directors held the following unvested restricted stock unit awards:

Name	Outstanding Unvested Stock Awards
David Aldrich	59,932
Diane Biagianti	59,932
Diane Brink	59,932
Karl-Thomas Neumann	59,932
Jeffrey Owens	59,932
Sonalee Parekh	59,932

(5)
These directors participated in a voluntary independent director compensation program as approved by the Board of Directors in June 2023. As part of this program, the director elected to receive a portion of his or her cash compensation in RSUs that were fully vested as of the grant date. These RSUs were granted under our 2021 Plan. The number of RSUs granted was equal to the amount of the forgone quarterly cash retainer and chairperson fees, if any, divided by the closing trading price on the date of grant of the Company’s Class A common stock as reported by Nasdaq.

Name	Shares Issued in- lieu of Cash (#)	Equivalent Cash Compensation ($)
David Aldrich	19,924	$67,503
Diane Biagianti	2,335	$6,188
Diane Brink	9,963	$33,755
Jeffrey Owens	8,302	$28,128
Sonalee Parekh	8,491	$22,501

EXECUTIVE OFFICERS OF INDIE

Our executive officers are appointed annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with indie and selected biographical information for our executive officers. The biographies of Messrs. McClymont and Aoki are provided below under “Proposal One: Election of Directors.”

Name	Age	Position
Donald McClymont	57	Chief Executive Officer and Director
Ichiro Aoki	61	President and Director
Naixi Wu	41	Chief Financial Officer,
Michael Wittmann	55	Chief Operating Officer

Naixi Wu serves as indie’s Chief Financial Officer. In this role, Ms. Wu leads indie’s accounting and finance operations, and oversees financial reporting, tax, global treasury and internal control activities. From April 2025 to November 2025, when she was appointed Chief Financial Officer, Ms. Wu served as Chief Accounting Officer, leading indie’s accounting and finance operations and overseeing financial reporting. She joined indie in May 2021 as Director, SEC Reporting and served in that position until November 2021 when she assumed the role of Vice President, Accounting from November 2021 to September 2023. From September 2023 to April 2025, she served as Senior Vice President, Accounting. Prior to joining indie, from September 2017 to May 2021, Ms. Wu held senior accounting roles with increasing responsibility at CalAmp Corp., a company specializing in asset tracking services for various markets. Prior to CalAmp Corp., Ms. Wu served as Senior Manager of Financial Reporting at Westfield Corporation Limited and Director of Financial Reporting at RealD. She began her career in PricewaterhouseCoopers LLP’s Assurance Practice, where she held a series of roles with increasing responsibility. Ms. Wu holds a Bachelor’s Degree in Business Economics with an emphasis on Accounting from the University of California, Santa Barbara.

Michael Wittmann serves as indie’s Chief Operating Officer. In this role, Mr. Wittmann is responsible for expanding and optimizing our global supply chain, managing manufacturing engineering functions and information technology functions, and overseeing day-to-day operations. From June 2022 until January 2024 when he was appointed as Chief Operating Officer, Mr. Wittmann served as Senior Vice President and General Manager, Power Business Unit. From March 2021 to June 2022, Mr. Wittmann served as indie’s Vice President, Marketing. Prior to joining indie, from May 2012 to March 2021, Mr. Wittmann served in various senior marketing roles of increasing responsibility at Intel Corporation, serving most recently as Senior Director of 5G Solutions and General Manager of Wireless and Connectivity Sales from October 2016 to March 2021. He previously held product marketing positions with International Rectifier Corporation, which was acquired by Infineon Technologies AG in January 2015. Mr. Wittmann holds a Diploma in Electrical Engineering from RWTH Aachen University, Germany.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program in general and how it operates with respect to our executive officers and, in particular, our named executive officers. For fiscal 2025, our named executive officers consisted of: our Chief Executive Officer (“CEO”), each individual who served as our Chief Financial Officer (“CFO”) at any time during fiscal 2025, and our two other most highly-compensated executive officers serving at the end of fiscal 2025.

These named executive officers are as follows:

•
Donald McClymont, our CEO;
•
Ichiro Aoki; our President;
•
Naixi Wu, our CFO, Chief Accounting Officer and Executive Vice President;
•
Michael Wittmann, our Chief Operating Officer; and
•
Kanwardev Raja Singh Bal, our former CFO, Chief Accounting Officer and Executive Vice President.

Management Transition

In April 2025, Mr. Bal, the Company’s then CFO notified the Company of his resignation as CFO, Chief Accounting Officer and Executive Vice President of the Company. His last day with the Company was May 13, 2025. In April 2025, Ms. Wu was as the Company's Chief Accounting Officer, and in November 2025, she appointed to serve as CFO, principal financial officer and principal accounting officer. For more information about the departure of Mr. Bal, please see our Current Report on Form 8-K filed with the SEC on April 8, 2025. For more information about the CFO appointment and Ms. Wu, please see our Current Report on Form 8-K filed with the SEC on November 6, 2025.

Executive Summary

Fiscal 2025 Business Highlights

2025 was an important year for indie. We performed strongly despite market and macroeconomic headwinds, and unveiled multiple new class-leading products to our portfolio. Our key financial and business highlights in 2025 included:

•
Overall net revenues were $217.4 million, demonstrating strong resilience in a challenging automotive market;
•
Achieved several key milestones for our flagship radar SoC, including shipping commencement in Q425 and Tier 1 partner release of their Gen8 radar product incorporating indie’s technology;
•
Acquired emotion3D, expanding indie’s perception software ecosystem, and secured a strategic partnership with Mahindra for their Electric Origin SUV series;
•
Announced several photonics product launches, creating new customer opportunities among early adopters of quantum communication and quantum computing applications;
•
Expanded into high-growth market spaces within robotic and humanoid robot applications with our vision processors
•
Steady traction of our wireless charging solutions supporting Qi2.0 and Qi2.2 25-watt;
•
Continued design-win momentum for our camera processors in multiple ADAS applications, including camera and in-cabin monitoring systems, eMirror and OMS/DMS;
•
Persistent growth among leading OEMs in China, particularly in the EV and camera monitoring market spaces, and emerging humanoid robots; and
•
Surpassed 550 million cumulative chip shipments by the end of 2025.

Fiscal 2025 Compensation Highlights

Fiscal 2025 was a significant year for us with respect to compensation actions and decisions. The Compensation Committee took the following compensation actions with respect to our named executive officers:

•
Base salaries – Increased the annual base salary of Mr. McClymont from $400,000 to $475,000, and that of Mr. Wittmann from $325,000 to $345,000, both effective as of August 1, 2025. These base salary increases balance the temporary salary reduction in place from November 2024 to March 2025 implemented at the request of the named executive officers to conserve cash and support the Company’s drive to profitability. During that time, the base salaries of Messrs. McClymont and Aoki were lowered to $1 on an annual basis, and the other named executive officers’ base salaries were reduced by 20% on an annual basis. We believe the executives’ proactive commitment to voluntarily reduce their base salaries demonstrates their commitment to the Company and its focus on achieving profitability. Ms. Wu’s salary increased from $280,000 to $335,000 effective as of November 6, 2025 in connection with her promotion to CFO and commensurate with her expanded role and relevant experience.
•
Target annual cash incentive opportunities – Maintained the target annual cash incentive compensation opportunity for Mr. McClymont at an amount equal to 100% of his annual base salary and maintained the target annual cash incentive compensation opportunity for our other named executive officers, except for Ms. Wu whose target annual cash incentive compensation opportunity was increased to 70% in connection with her promotion. Based on the performance outcomes with respect to revenue (“Revenue Component”), non-GAAP gross margin (“Gross Margin Component”)1, non-GAAP operating expenses (“Operating Expenses Component”)2, and new product introductions (“Product Component”) during fiscal 2025, Mr. McClymont and the other named executive officers earned their annual cash incentive payment at 110% of the target, with achievement at 174% for the First Half and 46% for the Second Half as more fully described below.
•
Long-term incentive compensation – Granted our named executive officers long-term equity incentive compensation in the form of performance-based restricted stock unit (“PRSU”) and time-based restricted stock unit (“RSU”) awards in July 2025, which are settled for shares of our Class A common stock as they vest. Mr. McClymont received a PRSU and a time-based RSU award with an aggregate target value of $3.0 million, while our other named executive officers received PRSUs and time-based RSU awards with aggregate target values of up to $800,000. Further, Ms. Wu received an additional time-based RSU award in connection with her promotion as more fully described below.

Compensation Program Objectives

Our executive compensation program is designed to attract, motivate, engage and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial and operational performance measures that provide a balance between short-term results and drivers of long-term value.

Pay-for-Performance Analysis

We provide our executive officers with three primary elements of pay: base salary, annual cash incentive compensation and long-term incentive compensation in the form of equity awards. The variable or at-risk compensation components, consisting of an annual cash incentive and long-term equity awards, together constitute the largest portion of the target total direct compensation for our executive officers, which represents 88.9% of our Chief Executive Officer’s total annual compensation and 74.8% of the total annual compensation of our named executive officers, other than the Chief Executive Officer. The percentages below are based on full annual salary amounts and exclude the All Other Compensation amounts set forth in our Summary Compensation Table.

•
Base salary – Excluding the effect of temporary salary reductions, base salary accounts for approximately 11.3% of our Chief Executive Officer’s target total compensation and, on average, approximately 25.3% of our other named executive officers’ target total compensation.
•
Annual cash incentive compensation – Annual short-term cash incentive compensation opportunity accounts for approximately 11.3% of our Chief Executive Officer’s target total compensation and, on average, approximately 12.2% of our other named executive officers’ target total compensation. Annual cash incentive compensation awards are based on corporate performance relative to pre-established financial objectives selected by the Compensation Committee.

1 For purposes of the 2025 Incentive Plan, “non-GAAP gross margin” is calculated by dividing adjusted gross profit (GAAP costs of goods sold adjusted for acquisition related expenses, amortization of intangible assets, inventory cost realignment, and share-based compensation) by total revenue.

2 For purposes of the 2025 Incentive Plan, “non-GAAP operating expenses” is calculated by adjusting GAAP operating expenses from operations for acquisition related and other non-recurring professional expenses, amortization of intangible assets, share-based compensation, and restructuring.

•
Long-term incentive compensation – Long-term incentive compensation consists of metrics based RSU awards (comprised of PRSU awards and stock price target awards) and time-based RSU awards, and accounts for approximately 77.4% of our Chief Executive Officer’s target total compensation and, on average, approximately 62.6% of our other named executive officers’ target total compensation.

The following charts show the fiscal 2025 pay mix for (i) Mr. McClymont and (ii) our other named executive officers, in the aggregate:

The foregoing percentages were calculated using annual base salary, target annual cash incentive compensation, and the grant date fair value of equity awards as reported for fiscal 2025 in the Summary Compensation Table below, using the annual base salary as of December 31, 2025. As shown in the above charts, our named executive officers’ compensation is weighted heavily toward “at-risk” compensation, which consists of (1) performance-based cash and equity awards that align each named executive officer’s interests with those of the Company and our stockholders and (2) time-based equity awards whose value is tied to the creation of longer-term stockholder value and encourages retention.

Governance Policies and Practices

We maintain several policies and practices to help ensure that our overall executive compensation program reflects sound governance standards and drives financial performance.

What We Do		What We Don’t Do
☑	Fully-Independent Compensation Committee. The Compensation Committee determines our compensation strategy for executive officers and consists solely of independent directors.	☒	No Excise Tax Gross-Ups Related to a Change of Control. We do not provide excise tax gross-ups related to payment made in connection with a change of control of the Company.
☑	Independent Compensation Advisor. The Compensation Committee engages an independent compensation consultant to provide independent analysis, advice and guidance on executive compensation.	☒

No Perquisites. We do not generally provide perquisites to officers other than benefits with broad-based employee participation that are standard in the technology sector, except when specifically determined to be appropriate in light of the executive officer’s unique circumstances.

☑

Annual Executive Compensation Review. The Compensation Committee performs an annual review of our executive compensation strategy, including a review of our compensation peer group and a review of our compensation-related risk profile.

☒

No Hedging. We prohibit our directors and employees, including our executive officers, from engaging in transactions or arrangements that are intended to increase in value based on a decrease in value of Company securities.

☑	Pay-for-Performance Philosophy. Our cash incentive compensation and long-term equity programs for executives are based on the Company’s and individual executive’s performance.	☒	No Pledging. We prohibit our directors and employees, including executive officers, from pledging Company stock or holding it in a margin account.
☑	At-Risk Compensation. A significant portion of compensation for our executives is based on the performance of both the Company and the individual executive.	☒

No Option Repricing without Stockholder Approval. Our 2021 Equity Plan prohibits repricing of out-of-the-money options or stock appreciation rights to a lower exercise or strike price without approval of our stockholders.

☑	Robust Stock Ownership Guidelines. We have executive stock ownership guidelines and holding requirements that cover our directors and executive officers.	☒	No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested equity awards.
☑	Clawback Policy. We have a clawback, or recoupment policy, that covers all elements of our incentive compensation program upon a financial restatement.	☒	No SERP or Defined Benefit Plans. We do not provide a Supplemental Executive Retirement Plan (SERP) or a defined benefit plan.
☑

Double-Trigger Change-of-Control Benefits. Change-of-control benefits require a change in control and termination of employment (double trigger) rather than benefits triggered solely on the change of control (single trigger).

Compensation Objectives and Decision-Making Process

Role of the Compensation Committee

The Compensation Committee is responsible for establishing our compensation and benefits philosophy and strategy, working in consultation with our Chief Executive Officer in determining compensation for our executive officers (other than himself). The Committee also oversees our general compensation policies and sets specific compensation levels for our Chief Executive Officer and other executive officers. In determining our compensation strategy, the Compensation Committee reviews competitive market data to ensure that we are able to attract, motivate, reward and retain talented executive officers and other employees. The Compensation Committee engages its own independent advisors to assist in carrying out its responsibilities but is not permitted to delegate its authority to such advisors.

The primary objectives of the Compensation Committee with respect to determining executive compensation are to attract, motivate and retain talented employees and to align the interests of our executive officers with those of our stockholders, with the ultimate objective of enhancing stockholder value. It is the philosophy of the Compensation Committee that the best way to achieve this is to provide our executive officers with compensation that is based on their level of performance against specific goals, which are aligned with our overall strategy, thereby compensating executives on a “pay-for-performance” basis.

To achieve these objectives, the Compensation Committee has implemented compensation plans that tie a significant portion of our executive officers’ overall compensation to our financial performance, including Revenue, Gross Margin, Operating Expense and Product Components. Overall, the total compensation opportunity of our executive officers is intended to create an executive compensation program that is competitive with comparable companies.

Role of the Compensation Consultant

In fiscal 2022, the Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon, plc (“Aon”), to serve as its independent compensation consultant. Aon reports directly to the Compensation Committee and provides the Compensation Committee with general advice on compensation matters, including reviewing the composition of the compensation peer group, providing compensation data related to executives at the selected companies in the peer group and providing advice on our executive officers’ compensation generally.

Aon did not provide any additional services to us other than the services for which it was retained by the Compensation Committee, and the Compensation Committee is not aware of any conflict of interest that exists that would otherwise prevent Aon from having been independent during fiscal 2025. Based on the above and its review of the factors set forth under SEC rules and in the Nasdaq listing requirements, the Compensation Committee assessed the independence of Aon and concluded that no conflict of interest exists that would prevent Aon from independently advising the Committee during fiscal 2025.

In fiscal 2025, the Compensation Committee met regularly in executive session with Aon without management present.

Use of Compensation Peer Group

Each year, the Compensation Committee directs its compensation consultant to develop a group of peer companies for purposes of evaluating, determining and setting compensation for our executive officers. The criteria for determining which companies to include in the peer group include some or all of the following criteria: (i) they operate in a similar industry to ours; (ii) they are of approximately similar size (as measured by revenues and aggregate market capitalization); (iii) they have profitability similar to ours; and (iv) they are companies with whom we compete for executive talent.

After receiving and discussing the compensation consultant’s report, the Committee approved the peer group companies for fiscal 2025 in the second half of fiscal 2024. The Committee removed Allegro MicroSystems, Inc. as it no longer fit the selection criteria, and it added Alpha and Omega Semiconductor Ltd. as it has characteristics that were more similar to the Company. The compensation peer group for fiscal 2025 consisted of the following companies:

• Aeva Technologies, Inc.	• Impinj, Inc.	• Power Integrations, Inc.
• Alpha and Omega Semiconductor Ltd.	• Luminar Technologies, Inc.	• Rambus Inc.
• Ambarella, Inc.	• MaxLinear, Inc.	• Silicon Laboratories, Inc.
• CEVA, Inc.	• Navitas Semiconductor Corporation	• SiTime Corporation
• Credo Technology Group Holding Ltd.	• Ouster, Inc.	• SkyWater Technology, Inc.

This compensation peer group was used by the Compensation Committee during fiscal 2025 as a reference for understanding the competitive market for executive positions in our industry sector.

A summary of the four-quarter trailing revenue by quartile and market capitalization of the peer companies at the time the Compensation Committee approved the compensation peer group for use in fiscal 2025 is as follows:

Peer Twelve Months Revenue and Market Capitalization for Fiscal Year 2025 Compensation Decisions
	Peer Group Financials (1)
Quartile	Twelve Months Trailing Revenue ($ in millions)	Market Capitalization ($ in millions)
75th Percentile	430.5	3,818.2
50th Percentile	218.8	1,477.1
25th Percentile	95.4	653.1
indie Semiconductor	235.3	1,003.5

(1)
Data is based on available market information as of August 2024.

Based on the foregoing market information, our revenue was approximately in the 51st percentile of the peer group companies and our market capitalization was approximately in the 40th percentile of the peer group companies as of August 2024.

Data on the compensation practices of the peer group was generally gathered through searches of publicly available information, including publicly available databases. In preparing its report, the compensation consultant reviewed data from the Aon Global Compensation Database including a custom analysis of the companies in the compensation peer group, as well as the proxy statements filed by each of the peer group companies. Peer group data was gathered with respect to base salary, bonus targets and equity awards. When the peer group data yielded insufficient data, the compensation consultant used a custom data analysis of the companies in the compensation peer group and/or a cross-section of technology companies in the autotech and semiconductor industries with revenue between $80 and $720 million and market capitalization between $300 million and $3.0 billion.

In determining adjustments to executive compensation, the Compensation Committee not only considers the compensation advice and analysis provided by its compensation consultant and publicly available information of compensation offered by the applicable comparative market data, but also reviews the Aon survey data and takes into consideration other relevant factors as described in this Compensation Discussion and Analysis. While the Compensation Committee considers external market data (both the Aon survey data and peer company data), it does not target any specific pay percentile within those companies for purposes of setting cash and equity compensation levels. Rather, the Compensation Committee uses this information merely as a guide to determine whether we are generally competitive in the market.

Compensation Determination for Chief Executive Officer

Each year, the Compensation Committee reviews the performance of our CEO and approves his compensation in light of the goals and objectives of our executive compensation program. The review of the performance and compensation of our CEO and our other executive officers is conducted annually. The Compensation Committee uses both objective data from peer group companies and subjective policies and practices, including an assessment of our CEO’s achievements and contribution, to determine his compensation. In determining the long-term equity incentive component of our CEO’s compensation, the Compensation Committee considers a number of factors, including our performance and relative stockholder return, the value of similar awards to CEOs at the companies in the compensation peer group, the equity awards granted to our CEO in prior years and feedback from the independent members of our Board of Directors. In accordance with its charter, the CEO is not present when the Compensation Committee deliberates or votes on the CEO’s compensation.

To provide further assurance of independence, the Compensation Committee’s compensation consultant provides its own recommendation regarding CEO compensation. The compensation consultant prepares an analysis showing competitive CEO compensation at the companies in the compensation peer group for the individual elements of compensation and total direct compensation. Next, the compensation consultant provides the Compensation Committee with a range of recommendations for any change in our CEO’s base salary, target annual cash incentive compensation and equity award value. These recommendations take into account the peer group competitive pay analysis, expected future pay trends and, importantly, the position of our CEO in relation to other senior executives and proposed pay actions for all our other key employees. The range allows the Compensation Committee to exercise its discretion based on our CEO’s individual performance and other factors.

Historically, the compensation actions governing a fiscal year are typically decided in December of the preceding fiscal year. For fiscal 2025, given the Company’s business and market conditions, and to align with the timing of compensation actions for the Company’s general employee population, the compensation decisions applicable to the CEO and other named executive officers were not made until July 2025. The timing of these decisions impacted the effective date and certain terms of the compensation changes as described below.

Compensation Determination for Other Executive

Our CEO works with the Compensation Committee in establishing the compensation and benefits philosophy and strategy for our other executive officers and makes specific recommendations to the Committee with respect to the individual compensation for each of such executive officers. Each year, the Compensation Committee reviews with our CEO each executive officer’s performance in light of our goals and objectives and approves their compensation. The Compensation Committee also considers other relevant factors in approving the level of such compensation, including the executive officer’s performance during the year, focusing on his or her accomplishments, areas of strength and areas of development, scope of responsibility and contributions, and experience and tenure in the position.

Our CEO evaluates each executive officer’s performance during the year based on a review of his or her performance and an individual self-assessment. Our CEO also reviews compensation data prepared by Aon and from other publicly-available information and identifies trends and competitive factors to consider in adjusting compensation levels of our executive officers. Our CEO then makes a recommendation to the Compensation Committee as to each element of each executive officer’s compensation, which the Compensation Committee takes into account when it approves each executive officer’s compensation.

Compensation Elements

Our executive compensation program consists of three principal elements: base salary, performance-based annual cash incentive compensation and long-term incentive compensation in the form of equity awards. The following table summarizes these elements of compensation:

Elements	Objectives	Key Features

Base Salary	Provides a fixed baseline level of compensation earned during the fiscal year.	Fixed cash compensation is based on scope of responsibility, breadth of knowledge, experience, tenure in the position, competitive market-based considerations and individual performance.

Annual Performance-Based Incentive Cash Compensation	Rewards achievement of corporate performance objectives and serves to attract and retain highly-qualified executives.	Calculated as a percentage of the executive officer’s annual base earnings. Payouts are based on achievement of pre-established corporate objectives goals.

Long-Term Equity Incentive Awards	Establishes a corporate culture that supports strong long-term corporate performance and provides an important retention tool through vesting of equity awards over several years.

Performance-based RSUs are granted in amounts that take into account a range of payouts to reflect company performance against pre-established goals, and vest over a multi-year period. Time-based RSUs are granted in fixed amounts and generally vest over a multi-year period.

Base Salary

The Compensation Committee performs an annual review of the base salaries of our executive officers, focusing on the competitiveness of their salaries compared to similar positions at companies included in the compensation peer group. After comparing their current salaries to the base salary levels based on the data drawn from the companies in our compensation peer group and the Aon prepared survey data, as well as considering the roles and responsibilities and potential performance of our executive officers and the recommendations of our CEO (with respect to our executive officers other than himself), the Compensation Committee determined to make slight modifications the base salaries of our named executive officers in July

2025 effective as of August 1, 2025 and through the remainder of fiscal 2025. Ms. Wu also received a base salary increase effective November 6, 2025, in connection with her promotion to CFO.

In the case of our CEO, following review of peer group data and recognition that no increases to base salary have been made since 2022, the Compensation Committee determined to increase his base salary from $400,000 to $475,000, effective as of August 1, 2025. Following this increase, our CEO’s base salary still remained at a level that is below the 25th percentile relative to our compensation peer group. With respect to our other named executive officers, in response to its review of competitive market data for individuals in comparable positions at companies in our peer group, the Committee decided to maintain the base salary of Mr. Aoki and increase the base salary of Mr. Wittmann from $325,000 to $345,000, effective as of August 1, 2025. Further, in connection with the promotion of Ms. Wu to CFO, the Committee increased her base salary from $280,000 to $335,000 in November 2025. Following the base salary increases approved in fiscal 2025, we believe the base salaries for our other named executive officers range from the 25th to 50th percentile relative to our peer group.

Also in effect from September 1, 2024 through March 31, 2025 was a temporary salary reduction which impacted the overall cash compensation amounts paid to our named executive officers, which the Compensation Committee had approved in August 2024. At the initiation and request of Messrs. McClymont and Aoki, each reduced his annual base salary to $1 on a temporary basis during this period. Additionally, the annual base salaries of the other named executive officers were reduced by twenty percent (20%) per year. We refer to the salary reductions for all our named executive officers during this period as the “Temporary Salary Reduction”. The Temporary Salary Reduction is more fully described in our 2025 Proxy Statement. We believe our executives’ proactive commitment to voluntarily implement the Temporary Salary Reduction demonstrates their commitment to the Company and its focus on achieving profitability.

The annual base salaries of our named executive officers as of the beginning and end of 2025 are set forth in the table below, and do not include the Temporary Salary Reduction described above:

Named Executive Officer Fiscal 2025 Base Salaries

Named Executive Officer	Base Salary as of January 1, 2025 ($)	Base Salary as of December 31, 2025 ($) (1)	Percentage Increase (%)
Donald McClymont	400,000	475,000	18.8%
Ichiro Aoki	300,000	300,000	0.0%
Michael Wittmann	325,000	345,000	6.2%
Naixi Wu (2)	265,000	335,000	26.4%
Kanwardev Raja Singh Bal (3)	345,000	345,000	0.0%

(1)
These amounts do not include the Temporary Salary Reduction. In light of the Temporary Salary Reduction, the Named Executive Officer Fiscal 2025 Base Salaries shown in the table above differ significantly from the 2025 amounts shown in the Salary column of the Summary Compensation Table. For amounts earned during fiscal year 2025, please see the Summary Compensation Table.
(2)
Ms. Wu was appointed as Chief Accounting Officer in April 2025, and as CFO in November 2025. During fiscal 2025, her base salary was increased from $265,000 to $280,000 effective August 1, 2025, and then to $335,000 effective November 6, 2025 in connection with her promotion to CFO.
(3)
Mr. Bal stepped down as CFO effective May 13, 2025.

In June 2023, the Compensation Committee approved a voluntary program to allow our named executive officers to elect to receive a portion of their base salaries (up to 75%) in fully-vested RSUs on a quarterly basis starting in August 2023. This program continued through fiscal 2025. This stock in lieu of cash would further align the interests of our executive officers with the interests of our stockholders. The number of underlying RSUs awarded is equal to the amount of the forgone salary, divided by the closing trading price of our Class A common stock on the date of grant. Mr. McClymont and certain of our current named executive officers elected to receive 75% of their base salary in RSUs, the highest rate possible under the program.

Annual Cash Incentive Compensation

In March 2025, our Compensation Committee approved a cash incentive compensation framework for fiscal 2025, the 2025 Short Term Incentive Bonus Plan (the “2025 Incentive Plan”). The 2025 Incentive Plan was designed to link the annual cash incentives of our executive officers to the company-wide achievement of pre-established financial and product related objectives. The financial metrics included overall revenue, non-GAAP gross margin, and non-GAAP operating expenses. The product related metrics included achievement of certain new product introductions related to the Company’s radar, vision and photonics product lines. Given the Company’s place in its lifecycle and then current business and market conditions, it was determined to be in the best interest of the Company and its stockholders to incent the management team’s performance on achievement of near-term goals. As such, the 2025 Incentive Plan was approved to consist of two performance periods: January to June 2025 (“First Half”) and July to December 2025 (“Second Half”). The way these components factor into the annual cash incentive compensation is illustrated in the following chart:

Target Annual Cash Incentives

In connection with the review of base salaries for our named executive officers, the Compensation Committee also reviewed their target annual cash incentives, focusing on the competitiveness of their target total cash compensation opportunities. After comparing their current target annual cash incentives to the target cash incentive levels at the companies in our compensation peer group and the Aon survey data, as well as considering the roles and responsibilities and potential performance of our executive officers and the recommendations of our CEO (with respect to our executive officers other than himself), the Compensation Committee determined not to increase the target cash incentive amount for any named executive officer, other than an increase for Ms. Wu in connection with her promotion in fiscal 2025.

The target annual cash incentives of our named executive officers as of the beginning and end of 2025 are set forth in the table below.

Named Executive Officer Fiscal 2025 Target Annual Cash Incentive

Named Executive Officer	Target Annual Cash Incentive (as % of base salary) as of January 1, 2025	Target Annual Cash Incentive (as % of base salary) as of December 31, 2025
Donald McClymont	100%	100%
Ichiro Aoki	50%	50%
Naixi Wu (1)	40%	70%
Michael Wittmann	50%	50%
Kanwardev Raja Singh Bal (2)	70%	70%

(1)
Ms. Wu was promoted to CFO in November 2025. Her target annual cash incentive was increased to 70% in connection with her promotion, effective November 2025.
(2)
Mr. Bal stepped down as CFO effective May 13, 2025.

Performance Components

Under the 2025 Incentive Plan, annual cash incentive payments for our executive officers were determined using four independent components. The three financial components described below were applicable for both the First Half and the Second Half, and the product related component was only applicable for the Second Half as more fully described below. The weightings of each component is set forth below:

•
Revenue Component: revenue, weighted at 30% for both the First Half and the Second Half;

•
Gross Margin Component: non-GAAP gross margin percentage, weighted at 30% for both the First Half and the Second Half;
•
Operating Expenses Component: non-GAAP operating expenses, weighted at 40% for the First Half and 30% for the Second Half; and
•
Product Component: achievement of new product introductions related to our radar, vision and photonics product lines; weighted at 10% for the Second Half only.

For each of our executive officers, the 2025 Incentive Plan award was to be paid on twice per year basis following certification by the Compensation Committee of performance for each of the First Half and Second Half. The Compensation Committee generally has discretion to exclude extraordinary or one-time charges or events for purposes of calculating annual cash incentive payments under the 2025 Incentive Plan, but no such exclusions were made in fiscal 2025 for the named executive officers.

The Revenue Component, Gross Margin Component, and Operating Expenses Component are interpolated on a straight-line basis between Nominal and Target, as well as between Target and Stretch.

Revenue Component. The Revenue Component was designed to incent the management team to execute on the Company’s revenue performance. The weighting of the Revenue Component was established at 30% for both the First Half and Second Half. The Revenue Component was subject to a threshold or nominal performance level for achievement and a multiplier that increased or decreased the target payout depending on our actual performance, and interpolated between goals (assuming Nominal is met). The Revenue Component was measured and paid every six months, after completion of the First Half and Second Half.

The following table summarizes the terms of the Revenue Component multiplier for the First Half and Second Half of fiscal 2025:

Revenue Component Scale

Goal	Revenue FY 2025 First Half	Revenue FY 2025 Second Half	Revenue Component Multiplier
Stretch	>$110M	>$124M	200%
Target	>$105M	>$117M	100%
Nominal	>$100M	>$110M	50%
Below Nominal	<$100M	<$110M	0%

Our Revenue Component performance for the First Half was between $105 and $110 million and was achieved at the Target level. Our Revenue Component performance for the Second Half was between $110 and $117 million for the Second Half and was achieved at the Nominal level. As the Revenue Component provides for interpolation between goals, the multipliers earned for this Revenue Component was 114% for the First Half and 62% for the Second Half.

Gross Margin Component. The Gross Margin Component was determined by a formula that rewarded our achievement of targeted non-GAAP gross margin measured at each of the First Half and Second Half. The weighting of the Gross Margin Component was established at 30% for both the First Half and the Second Half. The Gross Margin Component was designed to emphasize the importance of continually managing costs, increasing efficiencies and improving income and driving profitable revenue growth. The Gross Margin Component was subject to a threshold or nominal performance level for achievement and a multiplier that increased or decreased the target payout depending on our actual performance, and interpolated between goals (assuming Nominal is met).

Gross Margin Component Scale

Goal	Gross Margin FY 2025 First Half	Gross Margin FY 2025 Second Half	Gross Margin Component Multiplier
Stretch	>48.5%	>51.0%	200%
Target	>48.0%	>50.0%	100%
Nominal	>47.5%	>49.0%	50%
Below Nominal	<47.5%	<49.0%	0%

Our Gross Margin Component performance for the First Half was 49.3% and was achieved at the Stretch level. Our Gross Margin performance for the Second Half was below 49% and was not achieved. As the Gross Margin Component provides for interpolation between goals, the multipliers earned for this Gross Margin Component was 200% for the First Half and 0% for the Second Half.

Operating Expenses Component. The Operating Expenses Component was determined by a formula that rewarded our ability to manage operating expenses on a dollar basis. The weighting of the Operating Expenses Component was established at 40% for the First Half and 30% for the Second Half. The Operating Expenses Component was designed to emphasize the importance of continually managing costs and increasing operational efficiencies. The Operating Expenses Component was subject to a threshold or nominal performance level for achievement and a multiplier that increased or decreased the target payout depending on our actual performance, and interpolated between goals (assuming Nominal is met).

Operating Expenses Component Scale

Goal	Operating Expenses FY 2025 First Half	Operating Expenses FY 2025 Second Half	Operating Expenses Component Multiplier
Stretch	<$82M	<$71M	200%
Target	<$84M	<$73M	100%
Nominal	<$86M	<$75M	50%
Below Nominal	>$86M	>$75M	0%

Our Operating Expenses Component performance for the First Half was less than $82.0 million and was achieved at the Stretch level. Our Operating Expenses Component performance for the Second Half was less than $75 million for the Second Half and was achieved at the Nominal level. As the Operating Expenses Component provides for interpolation between goals, the multipliers earned for this Operating Expenses Component was 200% for the First Half and 56% for the Second Half.

Product Introduction Component. The Product Introduction Component was adopted for the Second Half of the 2025 Incentive Plan, with a weighting of 10%. It included six product related milestones, with two milestones for each of our radar, vision and photonics business lines. Given the Company’s stage in its lifecycle and importance on creating new products with technical features, this component was introduced to help the management focus on its developing technology. The Product Introduction Component was subject to a threshold or nominal performance level for achievement and limited at stretch performance. For the Second Half, the Product Introduction Component performance was achieved at the Target level and a multiplier of 100% was earned.

Annual Cash Incentive Payments for Fiscal 2025:

For the First Half, given the Company’s attainment of its three applicable metrics of Revenue Component, Gross Margin Component, and Operating Expenses Component, the Compensation Committee certified achievement at 174%. For the Second Half, given the Company’s attainment of its four applicable metrics of Revenue Component, Gross Margin Component, Operating Expenses Component, and Product Introduction Component, the Compensation Committee certified achievement at 46%.

The target and actual annual cash incentive payments pursuant to the 2025 Incentive Plan for fiscal 2025 for our named executive officers, based on their achievement against our financial goals, were as follows:

Named Executive Officer Incentive Cash Awards for Fiscal 2025

Named Executive Officer	Annual Base Salary as of December 31, 2025 ($) (1)	Eligible 2025 Salary for Annual Cash Incentive Plan ($) (2)	Target Annual Cash Incentive (as a percentage of eligible salary)		Implied Target Annual Cash Incentive Amount ($) (3)	Actual Annual Cash Incentive Awarded ($) (4)
Donald McClymont	475,000	437,500	100%		437,500	457,596
Ichiro Aoki	300,000	300,000	40%		120,000	131,860
Naixi Wu	335,000	279,495	70%	(5)	126,900	125,145
Michael Wittmann	345,000	335,000	50%		167,500	180,386
Kanwardev Raja Singh Bal (6)	—	—	—		—	—

(1)
Represents annual base salary as of December 31, 2025.
(2)
This amount represents the base salary eligible under the 2025 Incentive Plan, and for certain named executive officers is lower than the annual base salary as of December 31, 2025 as salary increases were not effective until August 1, 2025.
(3)
This Target is based on the base salary eligible in 2025 multiplied by each named executive officer’s target cash incentive as a percentage.
(4)
Includes both First Half and Second Half payments under the 2025 Incentive Plan. The payment calculation is based on actual amounts paid during each performance period. See description above for reduced salaries in effect during the First Half. See also paragraph below regarding cash incentive payment amounts being awarded in fully-vested stock awards.
(5)
Ms. Wu’s target annual cash incentive percentage was 70% as of December 31, 2025. However, her target annual cash incentive percentage was 40% in 2025 until her promotion in November 2025.
(6)
Mr. Bal stepped down as CFO effective May 13, 2025.

Similar to prior years, the Company paid the annual cash incentive compensation awards in fully-vested stock awards in order to conserve cash. When stock was utilized to satisfy obligation under the 2025 Incentive Plan, the number of shares to be awarded was determined by dividing the amount of the cash incentive award by the market close price for our Class A common stock on the date of the Compensation Committee’s approval of the cash incentive award amount.

Long-Term Equity Incentive Compensation

The Compensation Committee believes that long-term incentive compensation in the form of equity awards provide a strong alignment between the interests of our named executive officers and our stockholders. We regularly monitor the environment in which we operate and review and make changes to our long-term equity incentive compensation program as necessary to help us meet our goals, including generating long-term stockholder value and attracting, motivating and retaining talent. We also consider the value of an executive’s current equity holdings and the retention power of unvested equity awards. The Compensation Committee believes that performance-based RSUs are an important means of aligning pay with performance, but also believes that time-based RSUs serve as a retention tool while still aligning the interests of our executive officers with the interests of our stockholders. In general, we prefer to grant our executive officers time-based and performance-based RSUs rather than stock options, as the higher value of RSU awards allows us to issue fewer shares of our common stock, thereby reducing dilution to our stockholders.

Fiscal 2025 Equity Awards

For fiscal 2025, the Compensation Committee granted a mix of performance-based and time-based RSUs to our named executive officers. Although in certain prior years, performance-based RSUs made up the bulk of the equity awards granted to our named executive officers, following review of each executive’s equity holdings and the likelihood of attainment of metrics related to previously granted performance-based awards and stock price target awards, combined with the structure of our 2025 Incentive Plan where what would otherwise be cash-denominated performance bonuses were paid in shares of common stock instead of cash, in 2025 the Compensation Committee awarded more time-based RSUs relative to performance-based RSUs to support retention efforts in this transitional year for the Company and in light of the competitive nature of the talent market in the industry in which the Company competes. The Compensation Committee believes it was necessary to motivate named executive officers to execute on the Company’s long-term business strategy while also retaining those individuals on whose efforts the Company depends to drive growth and enhance stockholder value.

In determining the value of the awards, the Compensation Committee used the range of the 50th percentile to the 75th percentile relative to the Company’s peer group as a reference point during the course of its deliberations. However, in an effort to conservatively manage shares in the Company’s 2021 equity plan, the Compensation Committee decided to limit awards to half of the target value. This action is viewed as a temporary measure, and the Company expects to be able to revert to full value grants in the future if there is sufficient share availability in its 2021 equity plan. As further described below, in order to offset this reduction in value, the time-based RSU awards have a shorter vesting term to stabilize expected value annually in the near team.

For fiscal 2025, as set forth in the Summary Compensation Table, time-based RSUs represented 53% and performance-based RSUs represented 24% of total compensation for our CEO. For our other named executive officers, time-based RSUs represented 52% and performance-based RSUs represented 11% of total compensation. In connection with her promotion to CFO, Ms. Wu received additional time-based RSUs in fiscal 2025 as described below. Also in fiscal 2025, the Committee awarded Mr. Wittmann an additional time-based RSU to promote retention.

All of our equity awards are subject to vesting requirements. Subject to the named executive officer’s continuous service over the vesting period, the vested awards or units are settled for shares of our Class A common stock. Our executive officers are required to retain 50% of the shares of our common stock issued in settlement of these RSU awards until their respective stock ownership requirements are satisfied.

Fiscal 2025 Time-Based RSU Awards

In June 2025, the Compensation Committee approved the grant of time-based RSU awards to our executive officers. The 2025 RSU awards vest in two equal annual installments, the first of which occurs on July 1, 2026 and the second of which occurs on July 1, 2027. The table below includes a promotion grant of 200,000 RSUs to Ms. Wu made in November 2025 which vests over three years, as well as a retention grant of 300,000 RSUs to Mr. Wittmann made in April 2025 which vests over two years. The following table sets forth the number of units that may be settled for shares of our Class A common stock awarded to each of our named executive officers in fiscal 2025 with respect to their time-based RSU awards:

Named Executive Officer Fiscal 2025 Time-Based RSU Awards

Named Executive Officer	Shares Subject to Time-Based RSU Award
Donald McClymont	487,599
Ichiro Aoki	26,406
Naixi Wu	487,500
Michael Wittmann	430,000
Kanwardev Raja Singh Bal (1)	—

(1)
Mr. Bal stepped down as CFO effective May 13, 2025.

Fiscal 2025 Performance-Based RSU Awards

The Compensation Committee also approved grants of PRSUs to our executive officers in June 2025. The PRSUs will vest over a three-(3) year term, as more fully described below. The units subject to the PRSUs to be earned are based on our achievement of a pre-established financial goal over a pre-determined performance period. The number of earned units could increase with over-achievement of the applicable performance goals, to an aggregate maximum of 200% of the target number of units subject to the awards, or could decrease for under-achievement of the performance goals, with the possibility of no units being earned.

Although in prior years, PRSUs had multiple metrics, given the Company’s financial performance, stage in its lifecycle, and that its cash bonus program is focused on profitability, the sole metric for the PRSUs granted in 2025 was revenue growth versus a pre-determined company peer group (the “PRSU Revenue Growth Metric”). The Compensation Committee believes that use of a revenue growth metric versus peers is important to focus management’s efforts on ensuring growth.

The PRSU Revenue Growth Metric is tied to cumulative revenue performance and was designed to measure and reward achievement of our total overall revenue growth as compared to a peer group predetermined by the Compensation Committee. The revenue growth peer group for the PRSU Revenue Growth Metric was determined by the Compensation Committee in July 2025 and includes all of companies in the compensation peer group for fiscal 2025 as set forth above, except for Aeva Technologies, Inc. and Alpha and Omega Semiconductor Ltd. These two companies were excluded due to their significantly lower revenue amounts, which the Compensation Committee believed would make these companies inappropriate to include in the revenue growth peer group for purposes of evaluating our relative revenue growth. Four companies, Allegro Microsystems, Mobileye Global, Inc., Monolithic Power Systems, and NXP Semiconductors, were added to the revenue growth peer group as they are considered to be comparable companies for revenue growth purposes.

The PRSU Revenue Growth Metric was selected as the sole performance component of the PRSUs because of its importance to our achieving our overall revenue results and driving stockholder value, and will be awarded based on performance level achieved (with interpolation on a straight-line basis between threshold and target, as well as between target and maximum) as follows:

Achievement Level	PRSU Revenue Growth Component	Multiplier
Maximum	115% of median peer growth rate	200%
Target	100% of median peer growth rate	100%
Threshold	85% of median peer growth rate	50%
Below Threshold	Below 85% of median peer growth rate	0%

The PRSU Revenue Growth Metric is measured over a two-year period, specifically comparing revenue at the end of fiscal 2026 to revenue at the end of 2024. If attained, 50% of the units related to PRSU Revenue Growth Metric become earned and vested upon certification of the metric by the Compensation Committee, and the remaining 50% of the units are subject to a subsequent one year holding period, vesting on the one-year anniversary of the certification by the Compensation Committee.

Upon vesting, the PRSUs are settled for shares of our Class A common stock. Our executive officers are required to retain 50% of the shares of our Class A common stock issued in settlement of these PRSU awards until their respective stock ownership requirements are satisfied.

The following table sets forth the number of units that may be settled for shares of our Class A common stock granted to each of our named executive officers in fiscal 2025 with respect to their PRSU awards based on the above criteria:

Named Executive Officer Fiscal 2025 Performance-Based RSU Awards

Named Executive Officer	Below Threshold Number of Shares	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Donald McClymont	—	131,250	262,500	525,000
Ichiro Aoki	—	7,109	14,219	28,438
Naixi Wu (1)	—	—	—	—
Michael Wittmann	—	35,000	70,000	140,000
Kanwardev Raja Singh Bal (2)	—	—	—	—

(1)
Ms. Wu did not receive any PRSUs as she was not promoted to CFO until after the June 2025 executive compensation refresh process.
(2)
Mr. Bal stepped down as CFO effective May 13, 2025.

Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers (the Employment Agreements). These agreements govern the terms of their compensation and, in addition, provide for certain payments and benefits in the event of certain qualifying terminations of employment, including a termination of employment in connection with a change in control of the Company. The employment agreements provide each named executive officer with a base salary and a target bonus. The Employment Agreements also provide for certain payments and benefits in the event of certain qualifying terminations of employment, including a termination of employment in connection with a change in control of the Company. The terms of the Employment Agreements are discussed in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.”

Generally Available Benefit Plans

We maintain generally available benefit programs in which our executive officers may participate. For example, we maintain a tax-qualified 401(k) plan for employees in the U.S., which provides for broad-based employee participation. We previously matched 100% of the first 3% of an employee’s contribution and a 50% match of each additional 1% of an employee’s contribution up to a maximum of 5%. From October 2024 to March 2025, in an effort to reduce costs, we amended our plan to suspend our matching program.

We also offer a number of other benefits to our executive officers pursuant to benefits programs that provide for broad-based employee participation, which includes medical, dental and vision insurance, disability insurance, various other insurance programs, health and dependent care flexible spending accounts, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees. Also, our named executive officers participate in an executive medical cost reimbursement program.

Perquisites and Other Personal Benefits

We generally do not provide perquisites or other personal benefits to our executive officers other than described above except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes.

Consistent with our compensation philosophy, we intend to continue to maintain market-competitive benefits for all employees, including our executive officers, provided that the Compensation Committee may revise, amend or augment an executive officer’s perquisites or other personal benefits if it deems it advisable in order to remain competitive with comparable companies or retain an individual whose services are critical to us. We believe the benefits we offer are currently at competitive levels with comparable companies.

Other Compensation Policies

In March 2023, our Board established minimum stock ownership guidelines for non-employee directors and Section 16 executive officers.

Under these guidelines, non-employee directors are required to own shares of Company stock having a value equal to at least five times the base annual cash retainer offered equally to all non-employee directors for service as a director (excluding any retainers paid for service as Chairman of the Board or on a committee). The base annual cash retainer for directors is currently $75,000, and therefore directors are currently required to own Company stock with a value of at least $375,000. These guidelines went into effect on March 16, 2023, and each director is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date a person is appointed as a director of the Company. Directors are required to retain half of the shares of Company stock derived from awards of RSUs that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

These guidelines also require our CEO to own shares of Company stock having a value equal to at least six times his annual base salary, and each of our other Section 16 executive officers to own shares of Company stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested equity awards are not considered owned by the executive for purposes of these guidelines. These guidelines went into effect on March 16, 2023, and each Section 16 executive officer is required to meet the minimum stock ownership amount by the later of March 16, 2028, or five years after the date he or she is appointed as a Section 16 executive officer of the Company. Section 16 executive officers are required to retain half of the shares of Company stock derived from equity awards that remain after shares are sold or withheld for tax purposes until this ownership amount is met.

Clawback Policy

We adopted a clawback policy that is compliant with the requirements of Rule 10D-1 under the Exchange Act and Nasdaq listing rules. In the event the Company is required to prepare an accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, subject to the terms of the policy, the Company must recover reasonably promptly from its current and former executive officers the amount of any erroneously awarded incentive based compensation received on or after October 2, 2023 and during the three years preceding the date that the Company is required to prepare such accounting restatement.

Insider Trading, Anti-Hedging and Anti-Pledging Policy

We adopted the Statement of Company Policy Regarding Insider Trading and Unauthorized Disclosures (Insider Trading Policy) which governs, among other things, purchases, sales, and other dispositions involving our securities by all of our directors, officers and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq listing rules. A copy of our Insider Trading Policy has been filed as Exhibit 19.1 with our Annual Report on Form 10-K for the fiscal year ending December 31, 2024. Because our insider trading policies and procedures are designed to address transactions in our securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern the Company’s purchase of indie securities.

Additionally, as further described below, all of our executive officers and directors are currently prohibited from hedging transactions and are barred from pledging shares.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, are prohibited as they allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as the Company’s other stockholders. While the foregoing hedging transactions are prohibited, the Company strongly discourages employees from engaging in any other hedging-type transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Company’s Compliance Officer.

Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted in the Company’s discretion where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Consideration of Stockholder Advisory Votes on Executive Compensation

At our 2025 Annual Meeting of Stockholders, the most recent and only non-binding stockholder vote on the compensation of our named executive officers (the Say-on-Pay vote), 94.6% of the votes cast by our stockholders were voted in favor of the compensation of our named executive officers. The Compensation Committee was mindful of this strong stockholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout fiscal 2025. Accordingly, and as a result of the favorable Say-on-Pay vote, the Committee continued its general approach to executive compensation, emphasizing both annual and long-term performance-based compensation. We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received from stockholders throughout the year, when making compensation decisions for our executive officers.

Our Board of Directors has adopted a policy providing for an annual Say-on-Pay vote. This policy is consistent with our stockholders’ preference as expressed at our most recent 2025 Annual Meeting of Stockholders in June 2025 on the frequency of future advisory votes on the compensation of our named executive officers. Following the Annual Meeting to which this proxy statement relates, our next Say-on-Pay vote will be held at our 2027 Annual Meeting of Stockholders.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Aldrich (“Chairman”) and Neumann and Mses. Brink and Parekh. No member of this committee was at any time during fiscal year 2025 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under rules of the SEC requiring disclosure of certain relationships and related person transactions. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, where one of such entity’s executive officers served as a director of the Company or a member of the Compensation Committee.

Risks Related to Compensation Policies and Practices

The Compensation Committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our company. Although risk-taking is a necessary part of any business, the Compensation Committee focuses on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us. We believe our 2025 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David Aldrich, Chairman

Diane Brink

Karl-Thomas Neumann

Sonalee Parekh

Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our named executive officers for fiscal year 2025, fiscal year 2024, and fiscal year 2023.

Name and Principal Position	Fiscal Year	Salary (1)	Non-Equity Incentive Plan Compensation (2)(3)	Stock Awards (3)(4)	Option Awards (3)	All Other Compensation (8)		Total
Donald McClymont (5)	2025	$331,250	$456,596	$2,895,000	$—	$22,124		$3,704,970
Chief Executive Officer	2024	$266,667	$—	$2,814,511	$—	$17,816		$3,098,994
	2023	$400,000	$—	$4,070,170	$—	$19,196		$4,489,366
Ichiro Aoki (5)	2025	$225,000	$131,860	$156,813	$—	$13,874		$527,547
President	2024	$200,000	$—	$151,561	$—	$7,149		$358,710
	2023	$300,000	$—	$289,500	$—	$6,996		$596,496
Naixi Wu (5)(6)	2025	$279,730	$125,145	$1,601,750	$—	$8,951		$2,015,576
Chief Financial Officer
Michael Wittmann (5)	2025	$317,083	$280,836	$1,372,000	$—	$16,795		$1,986,714
Chief Operation Officer	2024	$296,667	$—	$1,122,511	$—	$10,436		$1,429,614
Kanwardev Raja Singh Bal (7)	2025	$109,512	$—	$—	$—	$1,175,623	(9)	$1,285,135
Former Chief Financial Officer	2024	$301,337	$—	$2,738,511	$—	$20,722		$3,060,570
& Chief Accounting Officer	2023	$287,500	$—	$319,000	$—	$17,916		$624,416

(1)
Effective September 1, 2024 through March 31, 2025, Messrs. McClymont, Bal and Aoki voluntarily elected to receive a base salary of $1 per year. Additionally, the base salary of Mr. Wittmann was reduced by twenty percent (20%) per year during such period.
(2)
Each officer is entitled to a target bonus amount based on a percentage of their base salary. The target bonus percentage for each named executive officer as of December 31, 2025 is as follows: Mr. McClymont — target bonus equal to 100% of base salary; Mr. Aoki — target bonus equal to 40% of base salary; Ms. Wu — target bonus equal to 70% of base salary; and Mr. Wittmann — target bonus equal to 50% of base salary. Amounts reported represent the actual earned incentive payment for 2025 for each named executive officer under our 2025 Incentive Plan. Each officer’s incentive payment was paid in shares of common stock having a value on the grant date equal to the amount of the earned incentive payment.
(3)
The fair value of these awards represents the estimated grant date fair value of the stock awards and option awards as determined under the provisions of ASC 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(4)
Amounts reflect grants of PRSUs, Stock Price RSUs and time-based restricted RSUs. For fiscal 2025, the Summary Compensation Table includes the value of the PRSUs at target level performance. The maximum value of the PRSUs that could be earned by our named executive officers based on achievement at 200% of target level performance is as follows: Mr. McClymont, $1,407,272; Mr. Aoki $75,797; and Mr. Wittmann, $618,272. Ms. Wu did not receive any PRSUs as she was not promoted to CFO until after the June 2025 executive compensation refresh process. Mr. Bal stepped down in May 13, 2025 prior to the executive compensation refresh process.
(5)
In fiscal year 2025, these named executive officers participated in a voluntary equity compensation program, our Employee Equity Purchase Program (EEPP), as approved by the Board of Directors in June 2023. As part of this program, the officer elected to receive a portion of his cash compensation in RSUs that were fully vested as of the grant date. These RSUs were granted under our 2021 Omnibus Equity Incentive Plan (“2021 Plan”). The number of RSUs granted was equal to the amount of the forgone quarterly salary divided by the closing trading price on the date of grant of the Company’s Class A common stock as reported by Nasdaq. For more information on the EEPP, please see Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Name	RSUs	Equivalent Cash Compensation ($)
Donald McClymont	25,593	$89,063
Naixi Wu	108,547	$35,446
Ichiro Aoki	3,233	$11,250
Michael Wittmann	—	$—

(6)
Ms. Wu became a named executive officer in November 2025.
(7)
Mr. Bal stepped down as CFO effective May 13, 2025.
(8)
Amount consists of Company matching and catch up contributions under the 401(k) Plan. For fiscal year 2025, the amounts include $12,187, $0, $7,921 and $5,675 for Messrs. McClymont, Aoki, Wittmann and Bal, respectively, and $8,539 for Ms. Wu. Additionally, each such officer also was provided with Armadacare, which is an executive medical cost reimbursement program, which program costs $8,874, $8,874, $8,874, and $5,675 for Messrs. McClymont, Aoki, Wittmann and Bal respectively, and $412 for Ms. Wu, which was paid for by the Company.
(9)
Represents Mr. Bal’s payment pursuant to his Separation Agreement, the terms of which are consistent with this employment agreement with the Company, which was filed with the Company's Current Report on Form 8-K filed on April 8, 2025: (a) a lump sum payment in the amount of $586,500 equal to 12 months of Mr. Bal’s then current base salary and the target value of his annual bonus, less applicable payroll deductions; (b) 12 months of COBRA coverage equal to $13,902; and (c) 6 months accelerated vesting of all unvested equity awards, net of shares deducted for taxes equal to $560,670 based on the fair market value at time of release.

Grants of Plan-Based Awards

The following table summarizes all grants of plan-based awards made to the named executive officers in fiscal year 2025:

		Estimated future payouts under non- equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of	Grant date fair value of stock awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	stock or units (#)	($) (2)
Donald McClymont	7/10/2025	$—	$—	$—	-	-	-	487,500	$1,881,750	(3)
	7/10/2025	$—	$—	$—	131,250	262,500	525,000	—	$1,013,250	(4)
Ichiro Aoki	7/10/2025	$—	$—	$—	-	-	-	26,406	$101,927	(3)
	7/10/2025	$—	$—	$—	7,110	14,219	28,438	—	$54,885	(4)
Naixi Wu	4/8/2025	$—	$—	$—	-	-	-	200,000	$332,000	(5)
	7/10/2025	$—	$—	$—	-	-	-	87,500	$337,750	(3)
	11/6/2025	$—	$—	$—	-	-	-	200,000	$932,000	(6)
Michael Wittmann	4/14/2025	$—	$—	$—	-	-	-	300,000	$600,000	(7)
	7/10/2025	$—	$—	$—	-	-	-	130,000	$501,800	(3)
	7/10/2025	$—	$—	$—	35,000	70,000	140,000	—	$270,200	(4)
Kanwardev Raja Singh Bal	5/21/2025	$—	$—	$—	-	-	-	241,668	$560,670	(8)

(1)
The amounts shown represent the potential value of awards earned under the 2025 Incentive Plan. No amounts were actually paid to the named executive officers under the 2025 Incentive Plan as shown above in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” For a more complete description of the 2025 Incentive Plan, please see the description above under “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Compensation.”
(2)
The fair value of these awards represents the estimated grant date fair value of the stock awards and option awards as determined under the provisions of ASC 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
Represents time-based RSUs that vest in equal semi-annual installments over a two-year period from the grant date.
(4)
PRSU may be earned based on our achievement of pre-established financial goals over predetermined performance periods. The number of earned units could increase with over-achievement of the applicable performance goals, to an aggregate maximum of 200% of the target number of units subject to the awards, or could decrease for under-achievement of the performance goals, with the possibility of no units being earned. For a more complete description of the financial goals and performance periods, please see the description above under “Compensation Discussion and Analysis — Compensation Elements — Fiscal 2025 Performance-Based RSU Awards.”
(5)
Represents time-based RSUs that vest in equal annual installments over a two-year period from the grant date.
(6)
Represents time-based RSUs that vest in equal annual installments over a three-year period from the grant date, which were granted in connection with Ms. Wu’s appointment as CFO.
(7)
Represents time-based RSUs that vest in equal quarterly installments beginning on June 1, 2025 over a two-year period.

(8)
Mr. Bal stepped down as CFO effective May 13, 2025. Represents the fully-vested RSUs received pursuant to Mr. Bal’s Separation Agreement, the terms of which are consistent with his employment agreement with the Company, which is equal to 6 months of accelerated vesting of all unvested equity awards, net of shares deducted for taxes.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2025.

Name and Principal Position	Grant Date	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (11)
Donald McClymont	1/3/2022	—	$—		6,154	$21,970	—	$—	(1)
Chief Executive Officer	1/3/2022	70,646	$11.69	1/3/2032	—	$—	—	$—	(5)
	1/3/2023	—	$—		143,250	$511,403	—	$—	(1)
	1/3/2023	—	$—		—	$—	71,625	$255,701	(8)
	1/3/2023	—	$—		—	$—	1,000,000	$3,570,000	(6)
	6/19/2024	—	$—		162,500	$580,125	—	$—	(2)
	6/19/2024	—	$—		—	$—	81,252	$290,070	(9)
	7/10/2025	—	$—		487,500	$1,740,375	—	$—	(2)
	7/10/2025	—	$—		—	$—	262,500	$937,125	(9)
Naixi Wu	9/1/2022	—	$—		6,250	$22,313	—	$—	(1)
Chief Financial Officer	7/20/2023	—	$—		14,807	$52,861	—	$—	(1)
	9/15/2023	—	$—		15,000	$53,550	—	$—	(1)
	6/19/2024	—	$—		10,000	$35,700	—	$—	(2)
	7/12/2024	—	$—		—	$—	3,750	$13,388	(10)
	11/1/2024	—	$—		12,500	$44,625	—	$—	(2)
	4/8/2025	—	$—		200,000	$714,000	—	$—	(2)
	7/10/2025	—	$—		87,500	$312,375	—	$—	(3)
	11/6/2025	—	$—		200,000	$714,000	—	$—	(4)
Ichiro Aoki	1/3/2022	—	$—		1,587	$5,666	—	$—	(1)
President	1/3/2022	4,554	$11.69	1/3/2032	—	$—	—	$—	(5)
	8/31/2022	—	$—		12,500	$44,625	—	$—	(1)
	1/3/2023	—	$—		18,750	$66,938	—	$—	(1)
	1/3/2023	—	$—		—	$—	3,125	$11,156	(8)
	6/19/2024	—	$—		8,750	$31,238	—	$—	(2)
	6/19/2024	—	$—		—	$—	4,377	$15,626	(9)
	7/10/2025	—	$—		26,406	$94,269	—	$—	(2)
	7/10/2025	—	$—		—	$—	14,219	$50,762	(9)
Michael Wittmann	1/3/2022	—	$—		1,443	$5,152	—	$—	(1)
Chief Operation Officer	1/3/2022	4,140	$11.69	1/3/2032	—	$—	—	$—	(5)
	6/21/2022	—	$—		12,500	$44,625	—	$—	(1)
	8/31/2022	—	$—		6,250	$22,313	—	$—	(1)
	1/3/2023	—	$—		37,500	$133,875	—	$—	(1)
	1/3/2023	—	$—		—	$—	6,250	$22,313	(8)
	1/3/2023	—	$—		—	$—	100,000	$357,000	(6)
	3/6/2024	—	$—		75,000	$267,750	—	$—	(1)
	3/6/2024	—	$—		—	$—	100,000	$357,000	(7)
	6/19/2024	—	$—		12,500	$44,625	—	$—	(2)
	6/19/2024	—	$—		—	$—	6,252	$22,320	(9)
	4/14/2025	—	$—		187,500	$669,375	—	$—	(1)

(1)
Time-based RSU award that vests in equal annual installments over a four-year period from the grant date.
(2)
Time-based RSU award that vests in equal annual installments over a two-year period from the grant date.
(3)
Time-based RSU award that vests in equal semi-annual installments over a two-year period from the grant date.
(4)
Time-based RSU award that vests in equal annual installments over a three-year period from the grant date.
(5)
Options vest in equal annual installments over a four-year period from the grant date.
(6)
PRSU award may be earned and become vested based on the achievement of stock price hurdles set at $20, $30 and $40, each based on the average closing price for our Class A common stock during any 30 trading day period commencing on the grant date and ending on December 31, 2026 (the Measurement Date). 50% of these PRSUs earned for each price hurdle vest upon achievement and certification of the achievement of the stock price hurdle by the Compensation Committee, and the remaining 50% of these PRSUs earned for each price hurdle vesting upon the earlier of (i) one year from the date of achievement, or (ii) upon the Measurement Date. To date, none of the stock price hurdles have been achieved.
(7)
Stock price target based RSU awards (“Stock Price RSUs”) which are RSUs that are earned based on the Company’s achievement of a pre-established stock price target set by the Compensation Committee during an established performance period. The units subject to the Stock Price RSUs are to be earned based on our achievement of the stock price hurdle of $13.00 per share of our Class A common stock. Our Class A common stock price must average above the stock price hurdle for sixty (60) calendar days for the performance hurdle to be satisfied.
The Stock Price RSUs may be earned and become vested, if at all, based on the achievement of a stock price hurdle for the Company’s Class A common stock prior to the expiration of a three-year performance period. 50% of the Stock Price RSUs will be earned for achievement of the applicable stock price hurdle vest upon achievement and certification of the achievement of the stock price hurdle by the Compensation Committee, and the remaining 50% of the Stock Price RSUs will vest upon the earlier of (i) one year from the date of achievement, or (ii) upon the third anniversary of the date of grant. To date, the stock price hurdle has not been achieved.
(8)
PRSU award subject to pre-established financial goals over a pre-determined performance period. The performance conditions were met and these shares represent actual shares earned, subject to time-based vesting. On January 3, 2026, these shares became fully vested.
(9)
PRSU award may be earned based on our achievement of pre-established financial goals over predetermined performance periods. The number of earned units could increase with over-achievement of the applicable performance goals, to an aggregate maximum of 200% of the target number of units subject to the awards, or could decrease for under-achievement of the performance goals, with the possibility of no units being earned. Given that the performance periods for these PRSUs have not yet been completed, the achievement of these pre-established financial goals has not yet been determined. For a more complete description of the financial goals and performance periods of the 2025 PRSUs, please see the description above under “Compensation Discussion and Analysis — Compensation Elements — Fiscal 2025 Performance-Based RSU Awards.”
(10)
PRSU award subject to achievement of a business operation metric. if such metric is achieved, 50% of these shares will vest on the achievement date, and the remaining shares will vest on the 1- year anniversary of the achievement date.
(11)
The fair value of this award represents the valuation of the Class A common stock of indie Semiconductor, Inc. as of December 31, 2025 per a market close price of $3.53 per share.

Option Exercises and Stock Vested Table

The following table provides information on stock option exercises and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2025:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Donald McClymont	—	$—	464,582	$1,615,814
Naixi Wu	—	$—	80,382	$338,491
Ichiro Aoki	—	$—	62,778	$256,212
Michael Wittmann	—	$—	256,120	$919,562
Kanwardev Raja Singh Bal (2)	—	$—	441,463	$1,100,605

(1)
The value realized on vesting is equal to the number of shares multiplied by the market value of a share of Class A common stock on the vesting date.
(2)
Mr. Bal stepped down as CFO effective May 13, 2025.

Potential Payments Upon Termination or Change in Control

We maintain an Employment Agreement effective January 1 2023 with Messrs. McClymont, Aoki and Wittmann, and effective November 6, 2025 with Ms. Wu, our currently employed named executive officers, the terms of which are summarized below. For definitions of Cause, Disability, Good Reason and Change of Control as defined in the Employment Agreements, see the section entitled “Definitions of Good Reason, Cause, Disability and Change of Control” below.

The Employment Agreements provide that if (i) the Company terminates a named executive officer’s employment at any time with Cause, (ii) the named executive officer voluntarily terminates his or her employment other than for Good Reason or (iii)

the named executive officer dies, such named executive officer will be entitled to his or her base salary accrued through the date of termination of employment. Additionally, if a named executive officer is then serving on the Board of Directors of the Company (the “Board”), such named executive officer will be required to tender his or her resignation as a member of the Board if so requested.

Under the Employment Agreements, if the Company terminates a named executive officer’s employment at any time (i) other than for Cause, (ii) due to a Disability, or (iii) if such named executive officer voluntarily terminates his employment for Good Reason, then, subject to such named executive officer’s execution of a release of claims in favor of the Company, he or she will be eligible for:

•
lump sum payment equal to a sum of a number of months base salary and target bonus, together with any base salary accrued through the termination date;
•
at the named executive officer’s election, a lump sum payment equal to the value of a number of months of COBRA coverage or direct payment of premiums for health care continuation coverage under the applicable provisions of COBRA; and
•
either 6 or 12 months of accelerated vesting of all unvested equity awards received from the Company prior to such termination of employment (with the 6 or 12 months accelerated vesting applied to the number of (i) performance-based awards based on the Company’s target performance and (ii) stock-price based awards based on achievement of the target stock price).

Mr. McClymont is entitled to 18 months of his base salary and target bonus, 18 months of the COBRA Benefit and to 12 months of accelerated equity award vesting, while all of the other named executive officers are entitled to 12 months of base salary and target bonus, 12 months of the COBRA Benefit and 6 months of accelerated equity award vesting.

Notwithstanding the foregoing, if named executive officer’s employment is terminated at any time within 90 days prior to or two years following a Change of Control (such event, a “CIC Severance”) and he or she executes a release of claims in favor of the Company, he or she will be eligible for:

•
lump sum payment equal to a sum of a number of months base salary and target bonus, together with any base salary accrued through the termination date;
•
at the named executive officer’s election, a lump sum payment equal to the value of a number of months of COBRA coverage or direct payment of premiums for health care continuation coverage under the applicable provisions of COBRA; and
•
100% accelerated vesting of all equity awards received from the Company prior to such termination of employment (with vesting for (i) performance-based awards based on the Company’s target performance and (ii) stock price based awards based on the achievement target stock price).

For the CIC Severance, Mr. McClymont is entitled to 24 months of his base salary and target bonus and 18 months of the COBRA Benefit, while all of the other named executive officers are entitled to 18 months of base salary and target bonus and 18 months of the COBRA Benefit. Additionally, if a named executive officer is then serving on the Board, such named executive officer will be required to tender his or her resignation as a member of the Board if so requested.

The following table summarizes the payments and benefits that would be made by the Company to the named executive officers as of December 31, 2025, in the following circumstances as of such date:

•
termination other than for Cause, due to a Disability, or for Good Reason; and
•
termination upon a Change in Control

The payments and benefits are determined without regard to the temporary salary reduction in effect for the named executive officers, and are calculated based on their respective base salaries in effect as of December 31, 2025. The accelerated equity values in the table reflect a price of $3.53 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Capital Market on December 31, 2025, the last trading day of our fiscal 2025. The actual amounts to be paid out can only be determined at the time of the named executive officer’s separation from us.

Name	Type of Benefit	Termination other than for Cause, due to Disability or for Good Reason ($)	Termination upon Change in Control ($)
Donald McClymont	Base Salary	$712,500	$950,000
	Annual Bonus	$712,500	$950,000
	Health Care	$43,145	$43,145
	Total Equity	$6,491,810	$7,906,768
	Total	$7,959,955	$9,849,913

Naixi Wu	Base Salary	$335,000	$502,500
	Annual Bonus	$234,500	$502,500
	Health Care	$28,764	$43,145
	Total Equity	$435,094	$1,962,811
	Total	$1,033,358	$3,010,956

Ichiro Aoki	Base Salary	$300,000	$450,000
	Annual Bonus	$120,000	$180,000
	Health Care	$23,286	$34,929
	Total Equity	$81,528	$320,279
	Total	$524,814	$985,208

Michael Wittmann	Base Salary	$345,000	$517,500
	Annual Bonus	$138,000	$207,000
	Health Care	$13,345	$20,017
	Total Equity	$1,076,152	$2,660,346
	Total	$1,572,497	$3,404,863

Mr. Bal Termination of Employment.

Mr. Bal’s employment with the Company ended on May 13, 2025. Pursuant to his Separation Agreement, the terms of which are consistent with his employment agreement with the Company, and which was filed with the Company’s Current Report on Form 8-K filed on April 8, 2025, Mr. Bal received the following termination benefits: (a) a lump sum payment in the amount of $586,500 equal to 12 months of Mr. Bal’s then current base salary and the target value of his annual bonus; (b) 12 months of COBRA coverage equal to $13,902; and (c) 6 months accelerated vesting of all unvested equity awards (with a value equal to $560,670 based on the fair market value at time of release).

Definitions of Good Reason, Disability, Cause and Change of Control

For purposes of the Employment Agreements:

“Cause” means (i) continued neglect of or willful failure in the performance of duties, which, if curable, continues for a period of twenty (20) days following written notice by the Company; (ii) a material breach of the Company’s Proprietary Information and Inventions Agreement, (iii) a material breach of the Company’s Code of Conduct or other Company policies, which, if curable, continues for a period of twenty (20) days following written notice by the Company; (iv) fraud against or embezzlement or material misappropriation from the Company or its affiliates; (v) conviction of, or entering a plea of no contest or nolocontendere to a charge of, a crime constituting a felony; (vi) willful malfeasance or willful misconduct in connection with your duties, which, if curable, continues for a period of twenty (20) days following written notice by the Company; or (vii) any willful and wrongful act or omission which is materially injurious to the financial condition or business reputation of the Company and its subsidiaries, which, if curable, continues for a period of twenty (20) days following written notice by the Company.

“Disability” means (i) the named executive officer has incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of duties (provided, however, that the Company acknowledges its obligations to provide reasonable accommodation to the extent required by applicable law); (ii) such total incapacity shall have continued for a period of twelve (12) consecutive months or twelve (12) non-consecutive months in any eighteen (18) month period; and (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of your life.

“Good Reason” means the named executive officer’s voluntary termination of employment within six (6) months following the first occurrence of any of the following conditions: (i) a reduction of $25,000 or more in the executive’s base compensation or target bonus opportunity;(ii) a material change in title, authority, duties or responsibilities; (iii) a material breach by the Company of this agreement or any other agreement that the named executive officer is a party to with the Company; or (iv) a relocation of the Company’s headquarters outside of the Orange County, California area; or for remote employees: a relocation to an office 30 miles outside your current location; provided that the named executive officer have given written notice to the Board of the first to occur of any of the foregoing events within ninety (90) days following the first occurrence of such event and the Company has failed to remedy the event within thirty (30) days of such notice.

“Change of Control” will generally be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied: (i) the acquisition by any person or group (other than the Company, a subsidiary of the Company or a Company employee benefit plan) of more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) the closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before: (iii) the closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an affiliate; (iii) approval by the stockholders of a plan of complete liquidation of the Company other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or (iv) a change in the board of directors over a period of 24 months such that the incumbent directors as of the beginning of any such 24-month period and nominees of the incumbent directors are no longer a majority of the total number of directors.

Pay vs. Performance

We are providing the following information about the relationship between “compensation actually paid” to our CEO, and on an average basis, our other non-CEO named executive officers (Non-CEO “Named Executive Officers”) and the Company’s financial performance pursuant to the disclosure requirements set forth in Item 402(v) of SEC Regulation S-K. The amounts reported as “compensation actually paid” do not reflect the actual amount of compensation earned by or paid to our CEO or our Non-CEO Named Executive Officers and differ from the compensation amounts disclosed elsewhere in this Proxy Statement. For a discussion of our executive compensation program and philosophy, please refer to our “Compensation Discussion and Analysis” section.

	Summary	Compensation	Average Summary	Average Summary	Value of Initial Fixed $100 Investment Based			Non-GAAP
Fiscal Year (a)	Compensation Table Total for PEO (b)(1)	Actually Paid to PEO (c)(2)	Compensation Table Total for non-PEO NEOs (d)(3)	Compensation Actually Paid to non-PEO NEOs (e)(2)	Total Shareholder Return (f)(4)	Peer Group Total Shareholder Return (g)(4)	Net Income (h) (in thousands $)	Operating Income (Loss) (i)(5) (in thousands $)
2025	$3,704,970	$2,294,507	$1,453,743	$1,122,112	$32.81	$220.65	$(150,712)	$(51,030)
2024	$3,098,993	$(992,776)	$1,462,592	$110,989	$37.64	$155.13	$(144,187)	$(65,365)
2023	$4,489,366	$6,319,238	$1,571,334	$2,490,443	$75.37	$130.07	$(128,832)	$(41,358)
2022	$2,399,633	$1,160,593	$1,297,734	$(533,025)	$54.18	$78.88	$(52,788)	$(64,338)
2021	$254,886	$254,886	$1,491,934	$3,543,565	$111.43	$122.93	$(118,607)	$(48,580)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEO, Mr. McClymont, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the fiscal year 2025

Summary Compensation Table in this Proxy Statement and the Summary Compensation Tables in our fiscal year 2021, 2022, 2023 and 2024 proxy statements.
(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), reconciled in the table below, as determined in accordance with SEC rules. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan, so no adjustment for pension benefits is included. Fair values set forth in the table are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends, if any were paid, are reflected in the fair value of the award for the covered fiscal year. The reconciliation from the Summary Compensation Table to CAP is summarized in the table below.

Fiscal Year	Executives (CEO & NEO Average)	SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Prior Awards (ii)	Change in Value of Vested Awards Granted in Prior Fiscal Years (iii)	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year (iv)	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions (v)	Value of Dividends Paid on Equity Awards Not Reflected in Fair Value (vi)	Total Equity CAP (c)=(i)+ (ii)+(iii)+(iv) +(v)+(vi)	CAP (d) = (a) - (b)+(c)
2025	PEO	$3,704,970	$(2,895,000)	$2,647,500	$(879,859)	$(283,104)	$—	$—	$—	$1,484,537	$2,294,507
	Non PEO NEOs	$1,453,743	$(782,641)	$808,039	$(68,624)	$(72,965)	$99,938	$(315,377)	$—	$451,010	$1,122,112
2024	PEO	$3,098,993	$2,814,511	$1,425,940	$(2,834,455)	$(68,751)	$200,008	$—	$—	$(1,277,258)	$(992,776)
	Non PEO NEOs	$1,462,592	$1,192,581	$696,736	$(824,237)	$(137,038)	$105,518	$—	$—	$(159,022)	$110,989
2023	PEO	$4,489,366	$4,070,170	$5,919,212	$(18,248)	$(922)	$—	$—	$—	$5,900,042	$6,319,238
	Non PEO NEOs	$1,571,334	$1,270,405	$1,457,870	$79,303	$697,958	$69,675	$(115,293)	$—	$2,189,513	$2,490,443
2022	PEO	$2,399,633	$1,738,887	$499,847	$—	$—	$—	$—	$—	$499,847	$1,160,593
	Non PEO NEOs	$1,297,734	$889,562	$368,500	$(344,882)	$(964,815)	$—	$—	$—	$(941,198)	$(533,025)
2021	PEO	$254,886	$—	$—	$—	$—	$—	$—	$—	$—	$254,886
	Non PEO NEOs	$1,491,934	$1,173,542	$1,479,576	$318,512	$1,427,085	$—	$—	$—	$3,225,172	$3,543,565

(a)
The dollar amounts reported in the Summary Compensation Table for the applicable year.
(b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(c)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:
(i)
the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)
for awards that are granted in prior years and vest in applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;
(iv)
for awards that are granted and vest in applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year;
(v)
for awards that fail to meet vesting conditions during the fiscal year and are no longer outstanding; and
(vi)
value of dividends not otherwise captured in the calculation of each Fair Value used to calculate CAP.

While the equity awards disclosed in the Summary Compensation Table are based on the grant date fair values computed in accordance with FASB ASC Topic 718, the equity award values disclosed pursuant to CAP in the table above are calculated in the following manner:

•
The stock prices used to calculate the figures in columns (i) and (ii) in the above table are as follows: $13.22 on December 31, 2020, $11.99 on December 31, 2021, $5.83 on December 31, 2022, $8.11 on December 31, 2023, $4.05 on December 31, 2024 and $3.53 on December 31, 2025. The stock prices used to calculate the figures in column (iii) in the above table are based on the closing prices on the vesting dates of the applicable awards.
•
The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant, except for profits Interests awards granted prior to the initial public offering whose value was based on post-Class A conversion share totals based on market price of

Thunder Bridge Acquisition II, Ltd. as of the various measurement dates of the valuations. Refer to the Executive Compensation section of our Registration Statement on Form S-1 filed on July 2, 2021 for more information.
(d)
“Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules.
(3)
The dollar amounts reported in column (d) are the average amounts of total compensation reported for the other named executive officers for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the 2025 Summary Compensation Table in this Proxy Statement and the Summary Compensation Tables in our fiscal year 2021, 2022, 2023 and 2024 proxy statements, the other named executive officers were:

Fiscal Year	Name
2025	Ichiro Aoki, Naixi, Wu, Michael Wittmann and Kanwardev Raja Singh Bal
2024	Ichiro Aoki, Kanwardev Raja Singh Bal, Michael Wittmann, Thomas Schiller
2023	Ichiro Aoki, Thomas Schiller, Kanwardev Raja Singh Bal, Steve Machuga
2022	Ichiro Aoki, Thomas Schiller, Steve Machuga
2021	Ichiro Aoki, Thomas Schiller, Scott Kee, Steve Machuga, Ellen Bancroft

(4)
TSR is determined based on the value of an initial fixed investment of $100. Per SEC rules, 2021 TSR was calculated using $10.87, the closing price of our stock on the date of our initial public offering, June 10, 2021. The TSR peer group consists of the Philadelphia Semiconductor Index, which is used for our Stock Performance presentation set forth in our Annual Report on Form 10-K for the year ended December 31, 2025.
(5)
We determined Non-GAAP Operating Income (Loss) to be the most important financial performance measure used to link Company performance to the CAP to our CEO and Other Named Executive Officers in 2025, consistent with the targets used for our incentive programs. Please see “Compensation Discussion and Analysis — Compensation Elements” for additional information.

The charts below show, for the past three years, the relationship of the Company’s TSR relative to the Company’s TSR peer group as well as the relationship between the CEO and Other Named Executive Officers’ “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income (loss); and (iii) the Company-Selected Measure, Non-GAAP Operating Income (Loss).

2025 Performance Measures

The Compensation Committee uses a mix of performance measures to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for named executive officers’ 2025 compensation decisions are Non-GAAP operating expense and revenue growth.

CEO Pay Ratio

For fiscal 2025:

•
the annual total compensation of the median employee of indie (other than our CEO) was $145,881; and
•
the annual total compensation of our CEO for purposes of this calculation was $3,704,970.

Based on this information, for fiscal 2025 the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 25.4 to 1. This ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u). This rule, which addresses the identification of the “median employee” and the calculation of the pay ratio based on that employee’s annual total compensation, allows companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify the median of the annual total compensation of all our employees, we used the following methodology and material assumptions, adjustments and estimates and used the last day of our fiscal year as the date for identifying the median employee:

•
In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2025 (the last day of fiscal 2025), whether employed on a full-time, part-time or temporary basis. We did not include any contractors or other non-employee workers in our employee population.
•
To identify the “median employee,” we compared annual base salary, bonus and all taxable income associated with equity that vested in fiscal 2025 of each employee other than our CEO as of December 31, 2025 as the most appropriate measure of compensation.
•
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on March 30, 2026. For permanent employees hired during fiscal 2025, we annualized their compensation as if they had been employed for the entire measurement period.

Once the median employee was identified as described above, that employee’s annual total compensation for 2025 was determined using the same rules that apply to reporting the compensation of our named executive officers (including our CEO) in the “Total” column of the Summary Compensation Table above.

RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the approval of our Audit Committee. For this purpose, a related person transaction is defined as any transaction in which we are a participant, the amount involved in the transaction exceeds $120,000 and such person or entity has a direct or indirect material interest in the transaction.

Below we describe all related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K since the beginning of fiscal 2025.

Exchange Agreement

On June 10, 2021 (the “Closing Date”), the Company completed a series of transactions (the Transaction) with Thunder Bridge II pursuant to the MTA. In connection with the Transaction, Thunder Bridge Acquisition II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to Thunder Bridge II, and Thunder Bridge II was domesticated into a Delaware corporation and merged with and into a merger subsidiary of Surviving Pubco. On the Closing Date, Surviving PubCo changed its name to indie Semiconductor, Inc., and listed its shares of Class A Common Stock, par value $0.0001 per share on Nasdaq under the symbol “INDI.”

Concurrently with the completion of the Transaction, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including Messrs. Aoki and McClymont, which provides for the exchange of such holders’ Post-Transaction LLC Units into shares of our Class A Common Stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s ADK LLC units after the Transaction (the “Post-Transaction LLC Units”) each holder of Post-Transaction LLC Units may, from time to time thereafter, exchange all or any portion of their Post-Transaction LLC Units for shares of our Class A Common Stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A Common Stock for any Post-Transaction LLC Units surrendered for exchange, pay an amount in cash per Post-Transaction LLC Units equal to the volume weighted average price of the Class A Common Stock on the date of the receipt of the written notice of the exchange.

Exchange Ratio

The initial exchange ratio was one Post-Transaction LLC Units for one share of Class A Common Stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Transaction LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Post-Transaction LLC Units. If our Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Transaction LLC Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Transaction LLC Units other than through an exchange for shares of Class A Common Stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Transaction LLC Units to exchange their Post-Transaction LLC Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

The Company and each holder of Post-Transaction LLC Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A Common Stock to be issued in the name of another holder).

Tax Receivable Agreement

Concurrently with the completion of the Transaction, Surviving Pubco entered into the Tax Receivable Agreement with certain members of ADK LLC prior to the Transaction (“TRA Parties”).

Holders of ADK LLC units (“LLC Units”) that are party to the Exchange Agreement (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Transaction, exchange their LLC Units for shares of our Class A Common Stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases, adjustments as set forth therein. We intend to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of LLC Units for shares of Class A Common Stock occurs, which we expect will result in increases to the tax basis of ADK LLC’s assets at the time of an exchange of LLC Units. The exchanges are expected to result in increases in the tax basis of ADK LLC’s tangible and intangible assets. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to TRA Parties of LLC Units of 85% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group (as defined in the MTA) and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of us and not of ADK LLC. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of ADK LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger indie Units or distributions with respect to LLC Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement is otherwise accelerated (as described in more detail below). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•
the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of ADK LLC at the time of each exchange;
•
the price of shares of our Class A Common Stock at the time of each exchange — the increase in any tax deductions, as well as the tax basis increase in other assets of ADK LLC, is directly proportional to the price of shares of our Class A Common Stock at the time of each exchange;
•
the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and
•
the amount and timing of our income — we will be required to pay 85% of such tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the tax receivable agreement, if we do not have taxable income before the application of tax attributes subject to the Tax Receivable Agreement, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivables Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

•
we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;
•
to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;
•
we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and
•
all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of ADK LLC, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by ADK LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by holders of Post-Merger indie Units. The rights of each party under the Tax Receivable Agreement other than us are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement or if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, our (or our successor’s) obligations with respect to exchanged or acquired Post-Merger indie Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (i) that any LLC Units that have not been exchanged are deemed exchanged for the market value of the shares of our Class A Common Stock at the time of termination, (ii) we will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. If we were to elect to terminate the Tax Receivable Agreement at the current time, we estimate that we would be required to pay approximately $97 million to satisfy our total Tax Receivable Agreement liability.

Decisions made by us in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings.

Amended Operating Agreement

Concurrently with the completion of the Transaction, the existing amended and restated limited liability company agreement of ADK LLC was further amended and restated in its entirety to become the Amended Operating Agreement. Below is a summary of some of the provisions of the Amended Operating Agreement.

Rights of the Units

Those who continue to own Post-Transaction LLC Units are entitled to share in the profits and losses of ADK LLC and to receive distributions as and if declared by the managing member of ADK LLC and no voting rights.

Management

The Company, as the manager of ADK LLC, has the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of ADK LLC are managed solely by the manager.

Distributions

The Company, as managing member of ADK LLC may, in its sole discretion, authorize distributions to the ADK LLC members. All such distributions will be made pro rata in accordance with each member’s interest in ADK LLC.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Transaction LLC Units if we, as the sole manager of ADK LLC, reasonably determine that a holder, by reason of holding Post-Transaction LLC Units, will incur an income tax liability. Generally, these tax distributions will be computed based on our estimate of the net taxable income of ADK LLC multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for a corporate resident in California (taking into account the non-deductibility of certain expenses and the character of our income).

Upon the liquidation or winding up of ADK LLC, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Transaction LLC Units, pro rata based on their percentage interests.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the manager for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Post-Transaction LLC Units for our Class A Common Stock pursuant to the Exchange Agreement as described above.

Sponsor Letter Agreement

Simultaneously with the execution of the MTA, Thunder Bridge Acquisition II LLC, a Delaware limited liability company (Sponsor) entered into a letter agreement with Thunder Bridge II and ADK LLC (the Sponsor Letter Agreement), pursuant to which at the closing of the Transaction the Sponsor deposited with Continental Stock Transfer and Trust, as escrow agent (the “Sponsor Escrow Agent”), the Sponsor Escrow Shares, along with any earnings or proceeds thereon. At any time subsequent to the closing of the Transaction, the Sponsor may liquidate pursuant to its organizational documents and distribute the rights to the Escrow Shares among its members in accordance with its operating agreement, subject to the escrow restrictions. Following this dissolution, Gary Simanson, the managing member of the Sponsor, will have the authority to act on behalf of the Sponsor’s members, subject to the escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares. While the Escrow Shares are held in escrow, the Sponsor’s members have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

Release Escrow Shares

Fifty percent of the Escrow Shares was to be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A Common Stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends). Such condition was satisfied on November 9, 2021. 100% of the remaining Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A Common Stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends).

Additionally, all of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if prior to December 31, 2027, (i) we engage in a going private transaction or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (ii) shares of Class A Common Stock or successor securities cease to be listed on a national securities exchange other than due to a violation of (x) minimum exchange listing requirements (including minimum round lot holder requirements), unless such failure is caused by an action or omission of us with the primary intent to cause, or that would reasonably be expected to cause, the delisting or (y) a minimum price per share requirement or (iii) there is a change of control of us.

In the event that the Escrow Shares (and related escrow property) are not released from escrow prior to December 31, 2027, they will be forfeited to us and cancelled.

Registration Rights Agreements

On the closing of the Transaction, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other indie equity holders, pursuant to which Surviving Pubco registered for resale under the Securities Act shares of Class A Common Stock issued to such parties as consideration in connection with the Transaction, and provided such parties with certain rights relating to the registration of the securities held by them.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of shares of common stock subject to outstanding awards and the number of shares remaining available for future award grants as of December 31, 2025 under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)(2)
Equity compensation plan approved by security holders	15,992,093	$11.28	10,772,489
Equity compensation plans not approved by security holders	2,686,704	$0.16	2,441,611
Totals	18,678,797	$3.81	13,214,100

(1)
Outstanding shares under equity compensation plan approved by security holders represents total equity awards issued under the 2021 Plan that are in the form of restricted stock units, stock options or similar forms. Outstanding shares under equity compensation plans not approved by security holders represent the TeraXion options assumed by the Company as a result of the acquisition of TERAXION INC. on October 12, 2021 and total equity awards issued under the 2023 Inducement Incentive Plan (2023 Inducement Incentive Plan) that are in the form of restricted stock units.
(2)
Of the aggregate number of shares that remained available for future issuance, 10,772,489 were available under the 2021 Plan and 2,441,611 were available under the 2023 Inducement Plan and may be used for any type of award authorized under the 2021 Plan and the 2023 Inducement Plan, respectively. This table does not reflect the 17,000,000 additional shares that will be available under the 2021 Plan if stockholders approve Proposal Three.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of our common stock by:

•
each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Class A common stock and Class V common stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all Class A common stock and Class V common stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of common stock is based on 210,687,816 shares of our Class A common stock and 15,915,147 shares of our Class V common stock deemed issued as of March 30, 2026. Of the 210,687,816 shares of our Class A common stock deemed issued as of March 30, 2026, 1,725,000 of such shares are the Sponsor Escrow Shares that are issued and are considered beneficially owned as of March 30, 2026 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information below excludes any shares issuable upon the achievement of any contingent considerations after March 30, 2026, and shares subject to outstanding grants or awards under the 2021 Plan, except to the extent they are exercisable by the holder within 60 days of March 30, 2026 (in which case they are deemed outstanding for purposes of computing the beneficial ownership of the person holdings such securities, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person).

Unless otherwise noted, the business address of each of the following entities or individuals is 32 Journey, Aliso Viejo, California 92656.

Name and Address of Beneficial Owner	Shares of Class A Common Stock (1)	Shares of Class V Common Stock (2)	% of Total Common Stock (3)
Named Executive Officers and Directors:
Donald McClymont (4)	350,504	4,916,425	2.3%
Ichiro Aoki	100,952	3,889,362	1.8%
Naixi Wu	71,278	—	*
Michael Wittmann	130,135	—	*
David Aldrich	182,831	—	*
Diane Biagianti	129,980	—	*
Diane Brink	166,832	—	*
Karl-Thomas Neumann	509,940	—	*
Jeffrey Owens	160,511	—	*
Sonalee Parekh	119,857	—	*
All Executive Officers and Directors as a Group (10 persons):

Greater than Five Percent Holders:
Bamco Inc. (5)	20,282,396	—	9.0%
Frontier Capital Management Co. LLC (6)	17,960,663	—	7.9%
Granahan Investment Management LLC (7)	17,474,795	—	7.7%

(1)
Each individual’s calculation includes shares subject to outstanding grants or awards under the 2021 Plan that will vest or are exercisable by the holder within 60 days of April 4, 2025.
(2)
Holders owns ADK, LLC units after the Transaction, as such term is defined under “Related Party Transactions” in Item 13 below (such units, the Post-Transaction LLC Units) and a corresponding number of shares of Class V common stock and will be entitled to one vote per share of Class V common stock. Subject to the terms of the Exchange Agreement, the

Post-Transaction LLC Units are exchangeable for shares of Class A common stock on a one-for-one basis from and after December 10, 2021. Upon such exchange, the corresponding shares of Class V common stock will be cancelled.
(3)
Represents the combined percentage of beneficial ownership of Class A common stock and Class V common stock, which vote together as a single class.
(4)
Includes (i) 282,393 shares of Class A common stock held directly and (ii) 68,111 shares of Class A stock held indirectly through Mr. McClymont’s spouse.
(5)
Based on information contained in a Schedule 13G/A filed by Frontier Capital Management Co., LLC (“Frontier”) with the SEC on August 14, 2025, reporting beneficial ownership as of June 30, 2025 of 17,960,663 shares of Class A common stock, consisting of 9,034,858 shares as to which it has sole voting power and 17,960,663 shares as to which it has sole dispositive power. The address for Frontier is 99 Summer Street, Boston, MA 02110.
(6)
Based on information contained in a Schedule 13G/A filed by Baron Capital Group, Inc. (“BCG”), BAMCO Inc (“Bamco”), Baron Capital Management, Inc. (BCM) and Ronald Baron with the SEC on November 14, 2025 reporting beneficial ownership as of September 20, 2025. According to the Schedule 13G, Bamco, BCG, BCM and Ronald Baron have shared voting power and shared dispositive power over 21,557,287 shares. Bamco and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. The address for Bamco, BCG, BCM and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(7)
Based on information contained in a Schedule 13G/A filed by Granahan Investment Management LLC (“Granahan”) with the SEC on November 14, 2025, reporting beneficial ownership as of September 20, 2025 of 17,474,795 shares of Class A common stock, consisting of 14,450,496 shares as to which it has sole voting power, and 17,474,795 shares as to which it has sole dispositive power. The address for Granahan is Wyman Street, Suite 460, Waltham, MA 02451.

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of indie’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.indie.inc, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2025 and particularly with regard to the audited consolidated financial statements as of December 31, 2025 and December 31, 2024 and for the three years ended December 31, 2025.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met eight times during the year ended December 31, 2025.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, and has received the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2025 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Sonalee Parekh, Chairperson

David Aldrich

Diane Biagianti

Jeffrey Owens

AUDITOR FEES

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2025 and 2024, and fees billed for other services rendered by KPMG LLP and KPMG member firms during those periods.

	2025	2024
Audit Fees (1)	$1,970,000	$2,505,000
Tax Fees (2)	10,094	—
Audit-Related Fees	—	—
All Other Fees	—	—
Total	$1,980,094	$2,505,000

(1)
Audit Fees. Audit Fees consist of fees for professional services rendered for the audits of our annual financial statements filed with the SEC, reviews of unaudited condensed consolidated quarterly financial statements and consent and comfort letter procedures required in connection with the review of certain registration statements and securities offering matters.
(2)
Tax Fees. Tax Fees consist of fees for professional services rendered with respect to tax advice, including tax law interpretation.

In fiscal 2025, all audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved by the Audit Committee.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board is divided into three classes, each serving staggered, three-year terms:

•
our Class I directors are Ichiro Aoki, Jeffrey Owens, and Sonalee Parekh and their current terms expire at the 2028 Annual Meeting of Stockholders;
•
our Class II directors are Diane Biagianti, Diane Brink and Karl-Thomas Neumann and their current terms expire at this Annual Meeting of Stockholders; and
•
our Class III directors are David Aldrich and Donald McClymont and their current terms expire at the 2027 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of three Class II directors. Mses. Brink and Biagianti and Mr. Neumann, the nominees listed below, are currently directors of the Company and each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Each director elected at the Annual Meeting will serve until the 2029 Annual Meeting and until their successor is elected and qualified. Proxies can be voted for only three nominees.

The Board has no reason to believe that any of the nominees for Class II director will not be available to stand for election as director. However, if any nominee is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of indie of the director nominees and for the continuing directors on our Board are set forth below.

Class II Directors for Election for Terms Expiring at the Annual Meeting

Diane Biagianti, age 62, has been our director since April 2022 and serves as senior vice president, governance of Glaukos Corporation (NYSE:GKOS), a publicly-traded medical technology and pharmaceutical company since August 2023. She previously served as senior vice president, general counsel of Glaukos from June 2020 to August 2023. From May 2011 to May 2020, Ms. Biagianti was chief responsibility officer for Edwards Lifesciences, a global leader in patient-focused medical innovations for structural heart disease and critical care and surgical monitoring, where she was responsible for global ethics and compliance, corporate sustainability and information security. From 2009 to 2011, she served as division vice president, legal section head, upon Abbott Laboratories’ acquisition of Advanced Medical Optics, Inc. and from 2002 to 2009, she served in various leadership positions at Advanced Medical Optics, including senior vice president and general counsel. From 1997 to 2002, she served as vice president and assistant general counsel for Experian Information Solutions, Inc. She has also worked as a labor and employment attorney for O’Melveny & Myers LLP and a senior accountant for M.J. Seby & Associates, Ltd., CPAs. Ms. Biagianti earned a Juris Doctorate from Cornell University and a Bachelor’s Degree in Business Administration from the University of Arizona. Ms. Biagianti’s legal and senior management experience with public technology companies qualifies her for membership on our Board.

Diane Brink, age 67, has been our director since June 2021 and is currently an independent director for Belden Inc. (NYSE: BDC), where she chairs the nominating and corporate governance committee and serves on the cybersecurity subcommittee. From January 2023 to March 2024, Ms. Brink served as an independent director for Altus Power, Inc. (NYSE: AMPS), a developer, owner and operator of commercial-scale solar facilities, where she also served as chair of the compensation committee and a member of the audit committee. Ms. Brink is also a senior fellow and adjunct professor at the Kellogg School of Management, Kellogg Markets and Customers Initiative, Northwestern University. Ms. Brink retired from IBM in February 2015 after a successful 35-year career. She served as IBM’s chief marketing officer for global technology services (“GTS”) from September 2008 to January 2015. Her market-centric approach led to the redesign of the legacy infrastructure services business to a cloud-based, analytics driven services model, establishing market leadership in cloud computing, security, resiliency, and mobility. Ms. Brink has held a variety of senior leadership positions, including leading world wide integrated marketing communications, managing, promoting and generating demand for the IBM brand. Her leadership in advancing the digital transformation of IBM through digital marketing, social media and e-commerce enabled new revenue sources, new methods of client engagement, and new approaches to sales and marketing. She was vice president of marketing and Strategy for IBM Americas, vice president of distribution channels management, systems group and general manager, IBM Middle Markets, Midwest. In addition to her public company board roles, she has board experience with nonprofit industry institutions including the Association of National Advertisers (“ANA”), the Advanced Energy Research & Technology Center (“AERTC”),

and the Iona Preparatory School. Ms. Brink currently serves on the Dean’s Council for the College of Engineering & Applied Sciences at Stony Brook University. She is a Governance Fellow with the National Association of Corporate Directors (“NACD”). Ms. Brink holds a Master's Degree in Business Administration in Finance from Fordham University and a Bachelor’s Degree in Computer Science from Stony Brook University. Ms. Brink’s extensive experience leading, advising and managing public companies qualifies her for membership on our Board.

Karl-Thomas Neumann, age 64, has been our director since June 2021 and has been the chief executive officer and founder of KTN Investment and Consulting since March 2018. From April 2018 to June 2019, he held a management position at Canoo Inc., an electric vehicles company, where his responsibilities included technology and marketing. From March 2013 to March 2018, he was executive vice president & president of Europe for General Motors Company, where he was also a member of the GM executive committee. Dr. Neumann was previously with Volkswagen AG, where he was chief executive officer and vice president of Volkswagen Group China in Beijing from September 2010 to August 2012. Prior to that he held a number of management positions at Volkswagen, beginning in 1999 as Head of Research and Director of Electronics Strategy. From 2004 to 2009, Dr. Neumann was a member of the executive board at German automotive supplier Continental AG, responsible for the automotive systems division. From August 2008 to September 2009, he was chairman of the executive board of Continental AG. In December 2009, he returned to Volkswagen AG and took over company-wide responsibility for electric propulsion. In addition, since June 2022, Dr. Neumann serves as a board member of Polestar Automotive Holding UK PLC (Nasdaq: PSNY), a publicly traded electric performance car company. From March 2019 to March 2023, he also served as a member of the board of directors of South Korea based Hyundai-Mobis where he served on the audit committee, the compensation committee and the nominating and corporate governance committee. He began his professional career at the Fraunhofer Institute as a research engineer before moving to Motorola Semiconductor, where he worked as an engineer and strategy director responsible for the automobile industry. Dr. Karl-Thomas Neumann holds a Ph.D. in Microelectronics from the University of Duisburg, Germany, as well as a diploma in Electrical Engineering from the University of Dortmund, Germany. Dr. Neumann’s deep experience with tech and automotive companies and strategic and operational insights qualify him for service on our Board.

Class I Directors for Election for Terms Expiring at the 2028 Annual Meeting of Stockholders

Ichiro Aoki, age 60, has served as indie’s President and as a member of the Board of Directors since 2012. He works closely with indie’s executive team and Board to create, update and manage execution of indie’s strategies and technical roadmaps. Prior to co-founding indie in 2012, Dr. Aoki was a co-founder, board member and Chief Architect of Axiom Microdevices, which was subsequently sold to Skyworks Solutions. Previously, Dr. Aoki founded and served as co-chief executive officer of PST Eletronica Ltd. in Brazil, which was later sold to Stoneridge, Inc. Dr. Aoki has developed 35 patents worldwide and has authored numerous IEEE papers, two of them having over 400 citations. He is fluent in Japanese, Portuguese and English. Dr. Aoki holds a Ph.D. and Master’s Degree in Electrical Engineering from the California Institute of Technology and a Bachelor of Science in Electrical Engineering from the University of Campinas, Sao Paulo, Brazil. He serves as a California Institute of Technology Electrical Engineering Advisory Council Member and is also a Scientific Advisory Board Member with the California Institute of Technology Space-based Solar Power Project. Dr. Aoki’s extensive knowledge of technology and indie’s products qualifies him for membership on our Board.

Jeffrey Owens, age 70, has been our director since June 2021 and is a retired automotive technology executive. He served as executive vice president and chief technology officer of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and President of Delphi Asia Pacific. Mr. Owens also has served as a director of Rogers Corporation (NYSE: ROG) since 2017 and previously served a director of Cypress Semiconductor Corporation from 2017 to 2020. Mr. Owens serves on the Board of Trustees for Kettering University, including as past Chairman. Mr. Owens received a Master’s Degree in Business Administration from Ball State University and a Bachelor’s Degree in Mechanical/Electrical Engineering from Kettering University. He has also completed the Global Executive Program from Duke’s Fuqua School of Business and a Corporate Governance Program from Northwestern’s Kellogg School of Management. Mr. Owens brings to the Board deep experience as a technology and operating executive of a global automotive technology company, which qualifies him for membership on our Board.

Sonalee Parekh, age 52, has been our director since June 2021 and has served as chief financial officer of SentinelOne, Inc., a provider of an AI-native cybersecurity platform, since March 2026. From September 2024 to March 2026, Ms. Parekh served as chief financial officer of Asana, Inc. (NYSE: ASAN), a provider of collaborative project management software. From May 2022 to September 2024, she served as the chief financial officer of RingCentral, Inc. (NYSE: RNG), a provider of business cloud communications and contact center solutions. From September 2019 to April 2022, Ms. Parekh served as the senior vice president of corporate development and investor relations at Hewlett Packard Enterprise (HPE), a Fortune 500 technology company with approximately $30 billion in revenues. As Senior Vice President. of Corporate Development, Ms. Parekh was responsible for corporate strategy, mergers and acquisitions, strategic investments, business integration and performance management. In her role as senior vice president of Investor Relations, Ms. Parekh worked directly with many of the world’s largest institutional investors and asset managers and led HPE’s quarterly earnings process and socially responsible investing strategy. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Barclays Capital and Jefferies International. From July 2016 to April 2019, Ms. Parekh was a managing director at Jefferies International, and from July 2014 to July 2016 she was an executive director at the Royal Bank of Canada. She currently serves as a board advisor to Bidstack Group. Ms. Parekh earned a Bachelor of Commerce from McGill University and holds a Chartered Accountancy designation and is an alumna of PricewaterhouseCoopers. Ms. Parekh’s experience with operations, management and strategic planning for large global organizations qualifies her for membership on our Board.

Class III Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

David Aldrich, age 68, has been our Chairman since June 2021 and was chairman of the board of Skyworks Solutions, Inc., a position he held between 2014 and 2018. Mr. Aldrich also served as executive chairman of Skyworks from May 2016 to May 2018. Prior to his appointment as executive chairman, Mr. Aldrich had served as chief executive officer of Skyworks since its formation in 2002 via a merger between Alpha Industries and Conexant Systems’ wireless business. Before the creation of Skyworks, he served as president and chief executive officer of Alpha Industries, a position he held since April 2000. He joined Alpha Industries in 1995 as vice president and chief financial officer and held various management positions in the ensuing years, including president and chief operating officer. Prior to this, he held senior management positions at Adams-Russell and M/A-COM. In 2004, he was named Ernst & Young New England Entrepreneur of the Year in the Semiconductor category. In 2014, he was named CEO of the Year by the Massachusetts Technology Leadership Council.

In addition, Mr. Aldrich is a board member of Belden Inc. (NYSE: BDC), a publicly traded provider of end-to-end signal transmission solutions and Mobix Laboratories, Inc. (MOBX), global connectivity solutions provider for mmWave 5G and high bandwidth cable networks. From May 2021 to December 2024, Mr. Aldrich served as a member of the board of directors of Allegro Microsystems, Inc. (Nasdaq: ALGM), a sensing and power semiconductor technology company. From 2017 until its recent acquisition by Cisco Systems, Inc. in 2021, Mr. Aldrich served as a member of the board of directors of Acacia Communications, Inc., a publicly traded optical networking strategy and technology company. Mr. Aldrich received a Bachelor' Degree in Political Science from Providence College and a Master’s Degree in Business Administration from the University of Rhode Island. Mr. Aldrich’s leadership and management experience as well as his service on boards of directors of public companies qualify him for membership on our Board.

Donald McClymont, age 56, has served as indie’s Chief Executive Officer since 2012 and is responsible for formulating its strategic vision, ensuring execution of business plans and creating shareholder value. Mr. McClymont has also served on indie’s Board of Directors since 2012. Prior to co-founding indie in 2012, he was vice president of marketing at Axiom Microdevices, tasked with driving company strategy, developing sales engagements and building key industry partnerships. Prior to Axiom, he was a product line director at Skyworks Solutions/Conexant and a marketing manager at Fujitsu. Previously, he was with Thesys (now X-FAB/Melexis), and Wolfson (now Cirrus Logic), as a design engineer. Mr. McClymont holds five patents worldwide and earned a Master’s Degree in Engineering Electronics and Electrical from the University of Glasgow. Mr. McClymont’s technical knowledge and his unique understanding of indie Semiconductor’s technology and operations qualify him for membership on our Board.

Required Vote and Recommendation of the Board for Proposal One

The affirmative vote of a plurality of the votes cast at the Annual Meeting, with shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required for the election of our directors. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class II directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal One FOR the election of Mses. Brink and Biagianti and Mr. Neumann to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO SERVE A THREE-YEAR TERM ON THE BOARD

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under this program, the named executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. We believe that our named executive officer total compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. Additional details about our executive compensation program are described under the section titled "Executive and Director Compensation: Compensation Discussion and Analysis" in this Proxy Statement.

The Compensation Committee regularly reviews our executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers as described in this Proxy Statement. This Say on Pay proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

At our 2024 Annual Meeting of Stockholders, a majority of stockholders voted to hold future stockholder advisory votes on the compensation of our named executive officers each year. As a result, we will conduct a stockholder advisory vote on executive compensation annually at least until the next stockholder advisory vote on the frequency of such votes. It is expected that the next stockholder advisory vote on the compensation of our named executive officers will occur at the 2027 annual meeting.

Required Vote and Recommendation of the Board for Proposal Two

The affirmative vote of the holders of a majority of the total shares of Common Stock present or represented at the meeting and voted affirmatively or negatively on this proposal, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to approve the compensation of our named executive officers. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of this Proposal Two.

This vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board. However, our Board and Compensation Committee value the opinions of our stockholders and will consider our stockholders’ response as the Compensation Committee deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL THREE: APPROVAL OF AMENDMENT TO 2021 OMNIBUS EQUITY INCENTIVE PLAN

On March 5, 2026 our Board approved, subject to stockholder approval, an amendment to the 2021 Plan to increase the number of shares of Class A Common Stock reserved for issuance by an additional 17,000,000 shares, for an aggregate of 68,868,750 shares to be reserved (the 2021 Plan Amendment). As of the record date, only 9,669,364 shares remain available to be granted under the 2021 Plan. Other than adding 17,000,000 additional shares for issuance, the 2021 Plan will not be amended in any way under this Proposal Four.

The 2021 Plan is indie’s only equity incentive plan available for retention awards, employee annual equity refresh awards, EEPP awards, and historically, its bonus awards, which have historically been paid in shares awarded under the 2021 Plan to conserve cash. In 2025, continued macroeconomic headwinds and downward pressure on indie’s share price drove equity awards in higher share numbers in order to achieve certain grant values for our executives and employees. Additionally, a large majority of our named executive officers’ compensation also is derived from equity awards, with a significant portion of such equity awards tied to indie’s performance. The current number of shares remaining available for grant under the 2021 Plan is insufficient to provide any meaningful retention benefit to our current directors, executive officers and employees. If stockholders do not approve the proposed increase in shares authorized under the 2021 Plan, the Company likely will be precluded from successfully retaining the best possible talent and will be required to use cash to pay for compensation elements such as annual bonuses that have historically been paid in shares instead of cash.

We use equity awards as a critical part of our employees’ compensation packages and to align goals with stockholder value creation. The Company relies on equity to deliver a total compensation package that is compelling in a highly competitive talent marketplace, including issuing performance-based awards to senior executives with vesting tied to key financial, operational, and/or stock price objectives. The increase to the 2021 Plan share reserve would allow us to continue to provide equity awards as part of our compensation program, a very important tool for attracting, motivating and retaining talented employees.

Additionally, in fiscal 2023, to encourage greater employee ownership in the Company, the Board approved the launch of the EEPP which allows our officers and employees to receive a percentage of their cash base salary in the form of fully vested stock awards granted under the 2021 Plan. Further, under the EEPP, our non-Section 16 officer employees receive additional benefits such as a premium via an exchange ratio of 1.15 cash to stock and a conversion price lookback feature. Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a full description of the EEPP.

The 2021 Plan also does not have any automatic or “evergreen” funding provision; as a result, stockholder approval is required for any increase in the shares available for issuance under the 2021 Plan. Currently, all employees, officers and directors of the Company (including all of our named executive officers and non-employee directors), are considered eligible to participate under the 2021 Plan. The closing market price for a share of the Company’s Class A Common Stock as of the record date was $3.05 per share.

Our Board believes that our future success depends on our ability to attract and retain talented employees, directors and officers and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for our Company. The Board believes that equity awards motivate high levels of performance and closely align the interests of employees, directors and officers to our stockholders. Equity also gives employees, directors and officers an opportunity to hold an ownership stake in the Company, and provides an effective means of participation in the success of the Company.

The Board also believes that equity awards are an effective tool that can be used to support potential business objectives designed to enhance stockholder value. indie’s growth strategy includes acquiring or investing in businesses that offer complementary products, services and technologies, or enhance our market coverage or technological capabilities. As a rapidly expanding company, indie has completed multiple strategic acquisitions of businesses that complement our existing technologies and portfolio of products. In these recent acquisitions, equity awards were a meaningful portion of the transaction consideration and tied to important earn-out provisions, giving indie the means to connect the target businesses’ ongoing performance to long-term Company value.

The full text of the 2021 Plan Amendment is attached as Annex A hereto. Please see the Summary of the 2021 Plan Amendment section below for a brief summary of the material terms of the 2021 Plan, as amended by the 2021 Plan Amendment; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2021 Plan. If the 2021 Plan Amendment is approved, the maximum number of shares reserved for issuance under the 2021 Plan will be increased from 51,868,750 to 68,868,750 shares.

Overhang

The following table sets forth certain information as of the record date, March 30, 2026, with respect to the 2021 Plan (rounded to the nearest thousand shares). Also shown are the number of shares that would be available for future grant if the 2021 Plan Amendment is approved:

Stock Options Outstanding	245,825
Weighted-Average Exercise Price of Outstanding Stock Options	$11.38
Weighted-Average Remaining Term of Outstanding Stock Options	5.8 Years
Total Full-Value Award Shares Subject to Vest (1)	12,872,310
Proposed new share reserve for grant under 2021 Plan and 2023 Plan Inducement Equity Plan (2)	29,078,875

(1)
Assumes the target performance requirements for outstanding performance-based awards are achieved.
(2)
The proposed share reserve is the sum of 17,000,000 new shares under the 2021 Plan, plus the 12,078,875 shares available for grant under the 2021 Plan and the 2023 Inducement Equity Plan as of the record date. The proposed 2021 Plan share reserve is subject to reduction for any awards granted under the 2021 Plan after the record date.

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of our need to motivate, attract and retain talented employees, directors and officers, as described above.

Summary of the 2021 Plan Amendment

Administration. The 2021 Plan is administered by the Compensation Committee of our Board, which consists of four members of our Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of Nasdaq requirements. If a member of the Compensation Committee is eligible to receive an award under the 2021 Plan, such Compensation Committee member shall have no authority under the 2021 Plan with respect to his or her own award. Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Class A Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Class A Common Stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards. 51,868,750 shares of Class A Common Stock were reserved for issuance under the 2021 Plan. As of the record date, 9,669,364 shares remain available to be granted under the 2021 Plan. If the 2021 Plan Amendment is approved, an additional 17,000,000 shares of Class A Common Stock will be available for issuance under the 2021 Plan.

The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and consultants of the Company or its affiliates as well as to future employees hired organically and via acquisition. Shares shall be deemed to have been issued under the 2021 Plan to the extent (i) actually issued and delivered pursuant to an award; (i) tendered or withheld as payment for the exercise price of an option or other award granted after March 7, 2024; (iii) tendered or withheld to pay withholding taxes related to any award granted after March 7, 2024 or (iv) repurchased by the Company with the proceeds of an option exercise. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan. The 2021 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was last adopted by our Board. The Board in its discretion may terminate the 2021 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2021 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Stock Options. The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”).

Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of Class A Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary).

ISOs may only be granted to employees. In addition, the aggregate fair market value of Class A Common Stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

No ISO shall be granted to an employee if, at the time the ISO is granted, such employee owns shares possessing more than ten percent (10%) of our total combined voting power, unless (i) at the time such ISO is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the ISO, and (ii) such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

No ISO shall be granted more than ten (10) years from the later of the effective date of the 2021 Plan or the date on which the 2021 Plan was last approved by our stockholders.

Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Class A Common Stock between the date of grant and the date of exercise. The Compensation Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Compensation Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. A SAR granted in tandem with a stock option: (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Class A Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Performance Shares and Performance Unit Awards. Performance share and performance unit awards entitle the participant to receive cash or shares of Class A Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The Compensation Committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards. A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Class A Common Stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2021 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The Compensation Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards. A restricted stock award is a grant or sale of Class A Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee or the Board may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee or the Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Compensation Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share of Class A Common Stock, or one share of Class A Common Stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares prior to the time the holder shall receive a distribution of shares.

Unrestricted Stock Awards. An unrestricted stock award is a grant or sale of shares of Class A Common Stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to us or an affiliate or for other valid consideration.

Change-in-Control Provisions. The Compensation Committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Class A Common Stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) to have its time periods accelerated, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change in control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the Compensation Committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Certain U.S. Federal Income Tax Consequences of the 2021 Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the 2021 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and distribution equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2021 Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2021 Plan or shares issued thereunder pursuant to the 2021 Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or distribution equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and we generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. We generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Plan Benefits

We have not granted awards or committed to grant awards subject to stockholder approval of the 2021 Plan Amendment to any individual or group of individuals. The grant of additional awards under the 2021 Plan Amendment is subject to the discretion of the Compensation Committee from time to time. If the 2021 Plan Amendment had been in existence in 2025, the Company expects that its award grants for 2025 would not have been substantially different from those actually made in that year under the 2021 Plan. For information regarding share-based awards granted to our named executive officers and non-employee directors during 2025, see the material under the heading “Executive and Director Compensation” above.

Required Vote and Recommendation of the Board for Proposal Three

The affirmative vote of holders of a majority of the total shares of Common Stock present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to approve the amendment to the 2021 Plan to increase the number of shares of

Class A Common Stock reserved for issuance thereunder. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2021 OMNIBUS EQUITY INCENTIVE PLAN

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as our independent registered public accounting firm since 2017.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment of KPMG is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of KPMG will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Required Vote and Recommendation of the Board for Proposal Four

The affirmative vote of holders of a majority of the total shares of Common Stock present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal, with the shares of Class A Common Stock and Class V Common Stock voting together as a single class, is required to approve Proposal Four. Abstentions are not considered votes cast affirmatively or negatively on the proposal and therefore will have no effect on the outcome of Proposal Four. Because brokers and other nominees have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with this Proposal Four.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

To be eligible for inclusion indie’s proxy materials for the 2027 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporate Secretary of indie at our principal executive offices no later than the date that is 120 days prior to the one year anniversary of the date that this year’s proxy statement was released to stockholders in connection with the Annual Meeting, or December 18, 2026 and must comply with Rule 14a-8 under the Exchange Act. However, if the 2026 Annual Meeting is held on a date more than 30 days before or after May 28, 2027 (the anniversary date of the 2026 Annual Meeting), stockholder proposals for the 2027 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

If a stockholder intends to nominate an individual for election to our Board at the 2027 Annual Meeting, or wishes to present a proposal at the 2027 Annual Meeting, but does not intend for such proposal to be included in indie’s proxy materials for such meeting, our Bylaws require, among other things, timely notice in writing of nomination or proposal. Written notice must be received by the Corporate Secretary of indie no later than February 27, 2027 and no earlier than January 28, 2027. The stockholders’ written notice must include certain information concerning the stockholder and each nominee or proposal to be presented as specified in Article II, Section 8 of our Bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 29, 2027. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from ]May 28, 2027 (the one year anniversary date of the 2026 Annual Meeting), a stockholder’s prior written notice must be received by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to the Corporate Secretary of indie at our principal executive offices. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in our Bylaws will not be acted upon at the 2027 Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by applicable SEC rules, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 32 Journey, Aliso Viejo, California 92656, Attn: Secretary or by telephone at +1 (949) 608-0854.

OTHER MATTERS

The Company is not aware of any other matters to be submitted for consideration at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the proxies solicited by the Board to vote the shares represented by them in accordance with the recommendation of the Board.

Annex A

INDIE SEMICONDUCTOR, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) is to benefit indie Semiconductor, Inc., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1
“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
2.2
“Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
2.3
“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.
2.4
“Board” shall mean the Board of Directors of the Company.
2.5
“Base Value” shall have the meaning given to such term in Section 14.2.
2.6
“Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or(ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
2.7
“Change of Control” shall mean, except as otherwise provided in an Award Agreement, (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
a.
Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
b.
The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;
c.
The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
d.
The approval by the holders of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or
e.
Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Code Section 409A, a Change of Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

2.8.
“Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
2.9.
“Committee” shall mean a committee of directors selected by the Board as provided in Section 4.1.
2.10.
“Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
2.11.
“Consultant” shall mean any natural person that provides bona fide services as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 of the Securities Act of 1933, as amended.
2.12.
“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
2.13.
“Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.
2.14.
“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
2.15.
“Effective Date” shall mean June 10, 2021.

2.16.
“Employee” shall mean any employee, including any officer, of the Company or an Affiliate.
2.17.
“Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.
2.18.
“Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
2.19.
“Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
2.20.
“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
2.21.
“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.22.
“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
2.23.
“Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24.
“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non- qualified Stock Options.
2.25.
“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
2.26.
“Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
2.27.
“Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.
2.28.
“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.
2.29.
“Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
2.30.
“Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.31.
“Performance Unit Award” or “Performance Unit” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.32.
“Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
2.33.
“Plan” shall mean this indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.
2.34.
“Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
2.35.
“Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.36.
“Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or Shares shall be made to the Holder, based on the number of Units awarded to the Holder.
2.37.
“Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.38.
“Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
2.39.
“Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
2.40.
“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
2.41.
“Shares” or “Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.
2.42.
“Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
2.43.
“Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.
2.44.
“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.
2.45.
“Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
2.46.
“Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.47.
“Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
2.48.
“Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
2.49.
“Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
2.50.
“Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date. The current version of the plan shall be effective as of March 5, 2026, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

ARTICLE IV

ADMINISTRATION

4.1
Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
4.2
Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award,(vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant(viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
4.3
Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
4.4
Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V

SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1
Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed sixty-eight million eight hundred sixty-eight thousand seven hundred fifty (68,868,750) Shares. Shares shall be deemed to have been issued under the Plan to the extent that such Shares are (i) issued and delivered pursuant to an Award; (ii) tendered or withheld as payment for the exercise price of an Option or other Award granted after March 7, 2024; (iii) tendered or withheld to pay withholding taxes related to any Award granted after March 7, 2024 or (iv) repurchased by the Company with the proceeds of an Option exercise. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Incentive Stock Options shall not exceed sixty-eight million eight hundred sixty-eight thousand seven hundred fifty (68,868,750) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).
5.2
Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ARTICLE VI

ELIGIBILITY AND TERMINATION OF SERVICE

6.1
Eligibility. Awards made under the Plan may be granted solely to individuals who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.
6.2
Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
(a)
The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
(i)
If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
(ii)
If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or
(iii)
If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b)
In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs.

6.3
Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
6.4
Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

ARTICLE VII

OPTIONS

7.1
Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
7.2
Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
7.3
Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the later of the Effective Date or date on which the Plan is most recently approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
7.4
Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
7.5
Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
7.6
Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
7.7
Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. Any substitute Awards granted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.
7.8
Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1
Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2
Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book- entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
8.3
Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

ARTICLE IX

UNRESTRICTED STOCK AWARDS

9.1
Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
9.2
Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
9.3
Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X

RESTRICTED STOCK UNIT AWARDS

10.1
Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified vesting schedule. At the time a Restricted Stock Unit Award is made, the Committee shall establish the vesting schedule applicable to such Award. Each Restricted Stock Unit Award may have a different vesting schedule, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
10.2
Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
10.3
Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive Shares or a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

ARTICLE XI

PERFORMANCE UNIT AWARDS

11.1
Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
11.2
Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.
11.3
Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XII

PERFORMANCE STOCK AWARDS

12.1
Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.
12.2
Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such

Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made in accordance with Section 12.3, below. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.
12.3
Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XIII

DISTRIBUTION EQUIVALENT RIGHTS

13.1
Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.
13.2
Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
13.3
Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV

STOCK APPRECIATION RIGHTS

14.1
Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
14.2
Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the

Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)
The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,
(b)
The number of Shares with respect to which the Stock Appreciation Right is exercised.
14.3
Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
(a)
The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
(b)
The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
(c)
The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)
The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
(e)
The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV

RECAPITALIZATION OR REORGANIZATION

1.
Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.
2.
Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

3.
Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.
4.
Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.
5.
Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
6.
No Adjustment for Certain Awards. Except as herein above expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XVI

AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of March 5, 2026 (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

ARTICLE XVII

MISCELLANEOUS

17.1
No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
17.2
No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
17.3
Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
17.4
No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
17.5
Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
17.6
Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
17.7
Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the

Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
17.8
Clawback Policy. Notwithstanding anything contained herein or in any incentive “performance based” award, Awards under the Plan shall be subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law, in accordance with the Company’s clawback policy as in effect from time to time.
17.9
No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Holder to advise such Holder as to the time or manner of exercising any Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any person.
17.10
Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. If an Award is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iv) in no event shall a Holder, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Holder’s separation from service (unless an earlier death), if required by Section 409A. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code. It is the intent of the Company that the provisions of this Plan and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
17.11
Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
17.12
Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.13
Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.14
Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
17.15
Subplans. The Board may from time to time establish one or more sub- plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction that is not affected.
17.16
Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
17.17
No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
17.18
Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSALS 2, 3, AND 4.

NOMINEES:	FOR	WITHHOLD
(1) Diane Brink	☐	☐
(2) Diane Biagianti	☐	☐
(3) Karl-Thomas Neumann	☐	☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

→ ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ____

Signature ____

Signature (if held jointly) ___________________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of indie Semiconductor, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 27, 2026.

VIRTUAL CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Shares on the Internet:

Go to www.AALvote.com/indi

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.